Exhibit 10.2

$275,000,000

CREDIT AGREEMENT

among

Blueknight Energy Partners, L.P.,

as Borrower,

The Several Lenders from Time to Time Parties Hereto

Crédit Agricole Corporate and Investment Bank,
Lloyds TBS Bank plc, and
Société Générale,

as Co-Syndication Agents,

and

JPMorgan Chase Bank, N.A.,

as Administrative Agent

Dated as of October 25, 2010

J.P. Morgan Securities Inc., as Sole Lead Arranger and Bookrunner

i

SCHEDULES:

1.1A	Commitments
1.1B	Designated Closing Properties
1.1C	Remaining Closing Properties
4.1	Long Term Leases
4.4	Consents, Authorizations, Filings and Notices
4.6	Litigation
4.15	Subsidiaries
4.18	Environmental Matters
4.2	Mortgage Filing Jurisdictions
4.23	Improved Mortgaged Properties
6.1	Post Closing Tasks
7.2(b)	Existing Indebtedness
7.3(c)	Existing Liens
7.9	Transactions with Affiliates

EXHIBITS:

A	Form of Term Loan Note
B	Form of Revolving Loan Note
C	Form of Guarantee and Collateral Agreement
D	Form of Compliance Certificate
E	Form of Closing Certificate
F	Form of Mortgage
G	Form of Assignment and Assumption
H	Form of Legal Opinion of Baker Botts L.L.P.
I	Form of Borrowing Request
J	Form of U.S. Tax Certificate

v

    CREDIT AGREEMENT (this “Agreement”), dated as of October 25, 2010, is among:  BLUEKNIGHT ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”); each of the Lenders from time to time party hereto; JPMORGAN CHASE BANK, N.A., as Administrative Agent; and Crédit Agricole Corporate and Investment Bank, Lloyds TBS Bank plc, and Société Générale, as co-syndication agents (each, in such capacity, a “Co-Syndication Agent”).

    The parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

    Section 1.1 Defined Terms.  As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

    “ABR”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate that would be calculated for such day (or if such day is not a Business Day, the immediately preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1%.  Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.

    “ABR Loans”:  Loans the rate of interest applicable to which is based upon the ABR.

    “Acquired Debt”: as defined in Section 7.2(f).

    “Acquisition Consideration”:  the purchase consideration for any Permitted Acquisition and all other payments by any Group Member in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Capital Stock or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by any Group Member.

    “Adjustment Date”:  as defined in the Applicable Pricing Grid.

    “Administrative Agent”:  JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and the other Loan Documents, together with any of its successors.

    “Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.

    “Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

    “Affiliate Lenders”: collectively, any Affiliate of the Borrower that is a Lender, including Vitol Refining Group B.V., a besloten vennootschap organized under the laws of the Netherlands, in its capacity as a Lender.

    “Agent Indemnitee”: as defined in Section 9.7.

    “Agents”:  the collective reference to each Co-Syndication Agent and the Administrative Agent.

    “Aggregate Exposure”:  with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

    “Aggregate Exposure Percentage”:  with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

    “Agreement”:  as defined in the preamble hereto.

    “Anti-Terrorism Laws”: any Requirement of Law related to terrorism financing or money laundering including the USA PATRIOT Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

    “Applicable Margin”:  for any day, with respect to (a) any ABR Loan, a rate per annum equal to 3.25%; and (b) any Eurodollar Loan, a rate per annum equal to 4.25%; provided, that on and after the first Adjustment Date occurring after the completion of the first full fiscal quarter of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Loans and Term Loans will be determined pursuant to the Applicable Pricing Grid.

    “Applicable Percentage”: the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

    “Applicable Pricing Grid”:  the table set forth below:

Consolidated Total Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
<3.50 to 1.00	4.00%	3.00%
≥ 3.50 to 1.00 and ≤ 4.50 to 1.00	4.25%	3.25%
> 4.50 to 1.00	4.50%	3.50%

    For the purposes of the Applicable Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Total Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph.  If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Applicable Pricing Grid shall apply.  Each determination of the Consolidated Total Leverage Ratio pursuant to the Applicable Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

     “Approved Fund”:  as defined in Section 10.6(b).

    “Arranger” means J.P. Morgan Securities Inc., in its capacity as lead arranger and bookrunner hereunder.

    “Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e), (f), (g), (h) or (i) of Section 7.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $250,000.

    “Assignee”:  as defined in Section 10.6(b).

    “Assignment and Assumption”:  an Assignment and Assumption, substantially in the form of Exhibit G.

     “Available Revolving Commitment”:  as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Revolving Lender’s Revolving Commitment then in effect over (b) such Revolving Lender’s Revolving Extensions of Credit then outstanding.

    “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

    “Benefitted Lender”:  as defined in Section 10.7(b).

    “Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

    “Borrower”:  as defined in the preamble hereto.

    “Borrower Partnership Agreement”:  The Third Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P. dated as of the Closing Date among Blueknight Energy Partners G.P., L.L.C. and the other parties thereto, as amended, modified, supplemented or restated to the extent not prohibited by Section 7.20.

     “Borrowing Date”:  any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

    “Borrowing Request”: a request by the Borrower in accordance with the terms of Section 2.2 or Section 2.5, and substantially in the form of Exhibit I, or such other form as shall be approved by the Administrative Agent.

     “Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

    “Capital Expenditures”:  for any period, with respect to the Borrower, the aggregate of all expenditures by the Borrower and its Restricted Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

    “Capital Lease Obligations”:  as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

    “Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any member interests in a limited liability company, and general or limited partnership interests in a partnership (including, without limitation, any preferred equity), any and all equivalent ownership interests in a Person and any and all warrants, options or other rights to purchase any of the foregoing.  In addition, “Capital Stock” shall include, without limitation, with respect to the Borrower, all limited partner interests, common units, subordinated units, preferred equity and general partner interests in the Borrower.

    “Cash Equivalents”:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

    “Change of Control”:  any of the following events:

    (a) the General Partner shall cease to own 100% of the issued and outstanding general partner interests in the Borrower, or the General Partner shall cease to Control the Borrower; or

    (b) at any time during the period from and including the Closing Date to and including the date that is thirty (30) days thereafter (the “Post-Closing Period”), 100% of the issued and outstanding Capital Stock of the General Partner shall at any time cease to be owned, directly or indirectly, or the General Partner shall at any time cease to be Controlled, by Vitol; provided that the foregoing circumstance specified in this clause (b) shall not constitute a “Change of Control” if, at such time, (i) exactly 50% of the issued and outstanding Capital Stock of the General Partner shall be owned, directly or indirectly, and the General Partner shall be Controlled, by Vitol and (ii) exactly 50% of the issued and outstanding Capital Stock of the General Partner shall be owned, directly or indirectly, and the General Partner shall be Controlled, by Charlesbank; or

    (c) at any time after the Post-Closing Period, exactly 50% of the issued and outstanding Capital Stock of the General Partner shall cease to be owned, directly or indirectly, or the General Partner shall cease to be Controlled, by Vitol; or

    (d) at any time after the Post-Closing Period, exactly 50% of the issued and outstanding Capital Stock of the General Partner shall cease to be owned, directly or indirectly, or the General Partner shall cease to be Controlled, by Charlesbank; or

    (e) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the General Partner ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; provided that, notwithstanding the foregoing, any changes to the composition of individuals serving as members of the board of directors or other equivalent governing body of the General Partner approved by Vitol and Charlesbank shall not constitute a “Change of Control” hereunder.

    “Charlesbank”: Charlesbank Capital Partners, LLC, a Massachusetts limited liability company.

    “Closing Date”:  the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is October 25, 2010.

    “Code”:  the Internal Revenue Code of 1986, as amended from time to time.

    “Collateral”:  all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, including, without limitation, the Mortgaged Properties.

    “Commitment”:  as to any Lender, the sum of the Term Commitment and the Revolving Commitment of such Lender.

    “Commitment Fee Rate”:  ½ of 1% per annum.

     “Compliance Certificate”:  a certificate duly executed by a Responsible Officer substantially in the form of Exhibit D.

     “Conflicts Committee”: as defined in the Borrower Partnership Agreement.

    “Consolidated Current Assets”:  at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.

    “Consolidated Current Liabilities”:  at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans to the extent otherwise included therein.

    “Consolidated EBITDA”:  for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of (a) income tax expense (including any franchise taxes to the extent based upon net income), (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees, expenses and charges associated with Indebtedness (including the Loans and any amendments to, or consents or waivers under, the Loan Documents), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any non-cash charges, expenses or losses (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP, but excluding any non-cash charges that constitute an accrual of or reserve for future cash charges and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory) and (f) any charges or expenses (other than depreciation or amortization expense) directly incurred in connection with any issuance by the Borrower of Capital Stock, any Permitted Acquisition or any Disposition permitted by this Agreement in an aggregate amount not to exceed $2,000,000 for any period of four (4) consecutive fiscal quarters of the Borrower, and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash gains on the sales of assets outside of the ordinary course of business, but excluding account receivables and similar items arising from the normal course of business and reflected as income under accrual methods of accounting consistent with past practices) and (iii) income tax credits (to the extent not netted from income tax expense) and (b) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash charges, expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.  For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Disposition, Consolidated EBITDA for such Reference Period shall be calculated on a Pro Forma Basis as if such Material Disposition occurred on the first day of such Reference Period, (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated on a Pro Forma Basis as if such Material Acquisition occurred on the first day of such Reference Period and (iii) if during such Reference Period a Subsidiary shall be redesignated as either an Unrestricted Subsidiary or a Restricted Subsidiary, Consolidated EBITDA for such Reference Period shall be calculated on a Pro Forma Basis as if such redesignation occurred on the first day of such Reference Period.  As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Restricted Subsidiaries involving Acquisition Consideration in excess of $10,000,000; and “Material Disposition” means any Asset Sale or series of related Asset Sales that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000.

    “Consolidated Interest Coverage Ratio”:  for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

    “Consolidated Interest Expense”:  for any period, total cash interest expense (including that attributable to Capital Lease Obligations and obligations under Synthetic Leases) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), but excluding (a) interest paid on the Indebtedness outstanding under the Existing Credit Agreement and (b) interest paid on the Convertible Debentures in connection with any redemption thereof permitted by Section 7.7(i), provided that the sole source of proceeds for such interest payment is one or more offerings of Capital Stock by the Borrower.

    “Consolidated Net Income”:  for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary, (d) unrealized losses and gains from Swap Agreements resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, and (e) any non-cash compensation charge or expense realized from grants of Capital Stock or other rights to officers, directors and employees.

    “Consolidated Net Tangible Assets”: as of any date of determination, the aggregate amount of assets of the Borrower and its Restricted Subsidiaries (less applicable reserves and other properly deductible items but including investments in non-consolidated Persons) after deducting therefrom (a) all current liabilities (excluding current maturities of Funded Debt and any current liabilities constituting Funded Debt by reason of being renewable or extendible at the option of the obligor) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries, and computed in accordance with GAAP, as of the end of the immediately preceding fiscal quarter of the Borrower for which the Borrower has delivered financial statements pursuant to Section 6.1(a) and Section 6.1(b).

    “Consolidated Senior Secured Leverage Ratio”:  as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt that is secured by any Lien on such day to (b) Consolidated EBITDA for such period.

    “Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness (excluding the Borrower’s obligations under the Eagle North Throughput Agreement in an aggregate amount not to exceed $5,500,000 and the Indebtedness evidenced by the Convertible Debentures) of the Borrower and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

    “Consolidated Total Leverage Ratio”:  as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

    “Consolidated Working Capital”:  at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

     “Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

    “Control”:  the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Capital Stock having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person.  The terms “Controlling” and “Controlled” shall have correlative meanings.

    “Convertible Debentures”:  collectively, (i) the Borrower’s $25,000,000 Convertible Subordinated Debenture dated the Closing Date issued to Blueknight Energy Holding, Inc., a Delaware corporation, and (ii) the Borrower’s $25,000,000 Convertible Subordinated Debenture dated the Closing Date issued to CB-Blueknight, LLC, a Delaware limited liability company.

    “Co-Syndication Agent”:  as defined in the preamble hereto.

    “Credit Extension”:  as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Lender.

    “Customary Permitted Liens”:

    (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

    (b) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising in the ordinary course of business, each of which is in respect of obligations that are not delinquent for a period of more than 60 days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

    (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation (other than any Lien imposed by ERISA), which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

    (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

    (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies, or under general depositary agreements, and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Restricted Subsidiaries to provide collateral to the depository institution;

    (f) easements, rights-of-way, servitudes, permits, reservations, exceptions, covenants, encroachments, conditions, limitations and other restrictions as to the use of real property, and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

    (g) any interest or title of a lessor under any lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased; and

    (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced;

    (i) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to revoke or terminate any such right, power, franchise, grant, license or permit or to condemn or acquire by eminent domain or similar process;

    (j) rights reserved to or vested by applicable laws in any Governmental Authority to in any manner, control or regulate in any manner any of the properties of the Borrower or any Restricted Subsidiary or the use thereof or the rights and interests of the Borrower or any Restricted Subsidiary therein, in any manner under any and all applicable laws; and

    (k) options, put and call arrangements, rights of first refusal, setoff rights and customary limitations and restrictions constituting negative pledges, in each case, in the ordinary course of business, contained in, and limited to, specific leases, licenses, conveyances, partnership agreements and co owners’ agreements, and similar conveyances and agreements to the extent that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held or materially impair the value of such property to the Borrower or applicable Restricted Subsidiary subject thereto;

provided, that Liens described in clauses (a) through (e) shall remain “Customary Permitted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Secured Parties is to be hereby implied or expressed by the permitted existence of such Customary Permitted Liens.

    “Default”:  any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

    “Defaulting Lender”:  any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to the Administrative Agent, the Issuing Lender or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower,  the Administrative Agent, the Issuing Lender or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, the Issuing Lender or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s, the Issuing Lender’s or such other Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

    “Designated Closing Properties”: the fee-owned real property, easement property, and leased real property (including terminal and storage facilities) of any Loan Party listed on Schedule 1.1B.

    “Disposition”:  with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

    “Disqualified Capital Stock”: means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the Maturity Date.

    “Dollars” and “$”:  dollars in lawful currency of the United States.

    “Domestic Subsidiary”:  any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

    “Eagle North Throughput Agreement”: the agreement described in the Borrower’s Form 8-K filed with the SEC on September 3, 2010.

    “ECF Percentage”:  50%; provided, that, with respect to each fiscal year of the Borrower ending on or after December 31, 2011, the ECF Percentage shall be reduced to 0% if the Consolidated Total Leverage Ratio as of the last day of such fiscal year is not greater than 4.50 to 1.0.

    “Embargoed Person”:  any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law.

    “Environmental Laws”:  any and all laws (including common law), rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

    “Environmental Permits”: any and all permits, licenses, registrations, approvals, notifications, exemptions and any other authorization under or pursuant to any Environmental Law.

    “ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

    “ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with any Group Member, is treated as a single employer under Section 414 of the Code.

    “ERISA Event”:  (a) any Reportable Event; (b) the existence with respect to any Plan of a Prohibited Transaction; (c) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 or 430 of the Code or Section 303 of ERISA) applicable to such Pension Plan whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure by any Group Member or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (e) the incurrence by any Group Member or any  ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (f) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (g) the receipt by any Group Member or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (h) the incurrence by any Group Member or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (i) the receipt by any Group Member or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Group Member or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.

    “Eurocurrency Reserve Requirements”:  for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

    “Eurodollar Base Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.  In the event that such rate does not appear on such page (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

    “Eurodollar Loans”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

    “Eurodollar Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

    “Eurodollar Tranche”:  the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

    “Event of Default”:  as defined in Section 8.1.

    “Excess Cash Flow”:  for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Loans during such fiscal year to the extent accompanying permanent reductions of the Revolving Commitments (other than prepayments made pursuant to Section 2.9(c)) and all prepayments of the Term Loans during such fiscal year (other than prepayments made pursuant to Section 2.9(c)), (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the aggregate amount of all cash distributions declared and paid by the Borrower to the holders of its Capital Stock during such fiscal year, but only to the extent each such distribution was at the time of declaration and payment thereof permitted by Section 7.6(c), (vi) increases in Consolidated Working Capital for such fiscal year, and (vii) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

    “Excess Cash Flow Application Date”:  as defined in Section 2.9(c).

    “Excluded Foreign Subsidiary”:  any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

    “Excluded Taxes”: with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17), any U.S. Federal withholding Taxes resulting from any Requirement of Law in effect (including FATCA, which shall be treated for this purpose as being in effect since the date of its enactment) on (and, in the case of FATCA, including any regulations or official interpretations thereof issued after) the date such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non-U.S. Lender’s failure to comply with Section 2.17(f), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.17(a).

    “Existing Credit Agreement”:  the Amended and Restated Credit Agreement dated as of February 20, 2008 among the Borrower, Wells Fargo Bank, N.A., as administrative agent, and the other agents and lenders party, as amended.

     “FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement.

    “Facility”:  each of (a) the Term Commitments and the Term Loans made thereunder (the “Term Facility”) and (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”).

    “Federal Funds Effective Rate”:  for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.

    “Fee Payment Date”:  (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

    “Flood Insurance Laws”: collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, and (v) all regulations promulgated by applicable Governmental Authorities pursuant to any of the foregoing.

    “Foreign Benefit Arrangement”:  any employee benefit arrangement mandated by non-US law that is maintained or contributed to by any Group Member or any ERISA Affiliate.

    “Foreign Plan”:  each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to US law and is maintained or contributed to by any Group Member or any ERISA Affiliate.

    “Foreign Subsidiary”:  any Subsidiary of the Borrower that is not a Domestic Subsidiary.

    “Funded Debt”:  as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

    “Funding Office”:  the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

    “GAAP”:  generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b).  In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made (any such amendment, an “Accounting Change Amendment”).  The Borrower shall not be obligated to pay an amendment fee (excluding, for the avoidance of doubt, any costs or expenses otherwise required to be paid by the Borrower pursuant to Section 10.5(a)) for any amendment the sole purpose of which is to effectuate an Accounting Change Amendment.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

    “General Partner”:  Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company.

    “Governmental Authority”:  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

    “Group Members”:  the collective reference to the Borrower and its Restricted Subsidiaries.

    “Guarantee and Collateral Agreement”:  the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit C.

    “Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

    “Hydrocarbons”: crude oil, natural gas, natural gas liquids, casinghead gas, drip gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

    “Immaterial Subsidiary”:  at any time, any Restricted Subsidiary of the Borrower (a) that has no outstanding Indebtedness, (b) in which the Borrower’s direct and indirect investment in such Restricted Subsidiary does not exceed $500,000, and (c) that together with its Subsidiaries, owns property having a fair market value of $500,000 or less.

    “Improved Real Property”: as defined in Section 4.23.

    “Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (excluding those from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person and all obligations under Synthetic Leases of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but limited to the fair market value of the property securing such obligations, and (j) for the purposes of Section 8.1(e) only, all obligations of such Person in respect of Swap Agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For the purposes of this Agreement, any Loans held or deemed held by an Affiliate Lender shall be deemed to be Indebtedness of the Borrower (whether or not such Loans would be classified as indebtedness under GAAP, the Code or otherwise).

    “Indemnified Taxes”: all Taxes other than Excluded Taxes.

    “Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

    “Insolvent”:  pertaining to a condition of Insolvency.

    “Insurance Policies”:  the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 6.5 and all renewals and extensions thereof.

    “Insurance Requirements”:  collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

    “Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

    “Interest Payment Date”:  (a) as to any ABR Loan, the last day of each March, June, September and December (or, if an Event of Default is in existence, the last day of each calendar month) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

    “Interest Period”:  as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

    (i)           if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

    (ii)           the Borrower may not select an Interest Period that would extend beyond the Maturity Date;

    (iii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

    (iv)           the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

    “Investments”:  as defined in Section 7.7.

    “IRS”: the United States Internal Revenue Service.

    “Issuing Lender”: as the context may require, (a) JPMorgan Chase Bank, N.A., in its capacity as issuer of Letters of Credit issued by it, and its successors in such capacity as provided in Section 3.12, (b) any other Revolving Lender that may become an Issuing Lender pursuant to Section 3.11 or Section 3.12 in its capacity as issuer of Letters of Credit issued by such Revolving Lender, or (c) collectively, all of the foregoing.  The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

    “LC Commitment”:  $10,000,000.

    “LC Disbursement”: a payment made by the Issuing Lender pursuant to a Letter of Credit.

     “LC Exposure”:  at any time, the sum of (a) the aggregate undrawn and unexpired amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.

     “LC Request”: a request by the Borrower in accordance with the terms of Section 3.2 in such form as shall be approved by the Administrative Agent.

    “Lenders”:  the Persons listed on Schedule 1.1A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.22, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

    “Letter of Credit”:  any letter of credit issued pursuant to this Agreement.

    “Letter of Credit Agreements”:  all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Lender relating to any Letter of Credit.

    “Lien”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

    “Loan”:  any loan made by any Lender pursuant to this Agreement.

    “Loan Documents”:  this Agreement, the Security Documents, the Notes, the Letters of Credit, the Letter of Credit Agreements, and any amendment, waiver, supplement or other modification to any of the foregoing.

    “Loan Parties”:  each Group Member that is a party to a Loan Document.

    “Majority Facility Lenders”:  with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments); provided that that the Loans, LC Exposure and unused Commitments held or deemed held by any Affiliate Lender shall be excluded for purposes of making a determination of Majority Facility Lenders.

    “Material Adverse Effect”:  a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform any of its obligations under this Agreement or any other Loan Document,  (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or (d) the Collateral or the Liens in favor of the Administrative Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

    “Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos containing materials, toxic mold, radioactive materials; any pollutants, contaminants, and hazardous or toxic substances, materials or wastes, defined as such (or by words of similar meaning) in or regulated under any applicable Environmental Laws.

    “Maturity Date”:  October 25, 2014.

    “Mortgaged Properties”: (a) the Designated Closing Properties, (b) the Remaining Closing Properties, and (c) each item of fee-owned real property, easement property, or leased real property which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 6.9(b).

    “Mortgages”:  each of the mortgages and deeds of trust or any other document, creating and evidencing a Lien on Mortgaged Property, made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, which shall be substantially in the form of Exhibit F (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), or other form reasonably satisfactory to the Administrative Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.

    “Multiemployer Plan”:  a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

    “Net Cash Proceeds”:  (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking and insurance consultant fees, sales commissions, reasonable employee severance costs, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and, in the case of any Asset Sale, any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow in accordance with GAAP, in either case for adjustment in respect of the sale price of such property or for liabilities associated with such Asset Sale and retained by any Group Member until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Cash Proceeds shall include the amount of the reserve so reversed or the amount returned to any Group Member from such escrow arrangement, as the case may be, and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, other professional fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

    “New Revolving Lender”:  as defined in Section 2.22(a).

     “Non-U.S. Lender”:  a Lender that is not a U.S. Person.

    “Notes”:  the collective reference to any promissory note evidencing Term Loans, substantially in the form of Exhibit A, and any promissory note evidencing Revolving Loans, substantially in the form of Exhibit B.

    “Notice of Revolving Commitment Increase”:  as defined in Section 2.22(b).

    “Obligations”:  as defined in the Guarantee and Collateral Agreement.

    “OFAC”:  has the meaning set forth in the definition of “Embargoed Person.”

    “Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, any Loan Document).

    “Other Taxes”: any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.20).

    “Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

    “Participant”:  as defined in Section 10.6(c).

    “Participant Register”: as defined in Section 10.6(c).

    “PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

    “Pension Plan”:  any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Group Member or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in section 3(5) of ERISA.

    “Permitted Acquisition”:  any transaction for the (a) acquisition of all or substantially all of the property of any Person, or of any business or division of any Person; or (b) acquisition (including by merger or consolidation to the extent permitted by Section 7.4) of the Capital Stock of any Person that becomes a Wholly Owned Restricted Subsidiary of the Borrower; provided that each of the following conditions shall be met:

    (i) both before, and after giving effect to such transaction on a Pro Forma Basis, no Default or Event of Default then exists or would result therefrom;

    (ii) the Person or business to be acquired shall be, or shall be engaged in, a business of the type that Group Members are permitted to be engaged in under Section 7.15 and the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents and shall be free and clear of any Liens, other than Liens permitted by Section 7.3, and the Borrower shall otherwise comply with the requirements of Section 6.9;

    (iii) the board of directors (or equivalent body) of the Person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

    (iv) all transactions in connection therewith shall be consummated in accordance with all applicable Requirements of Law;

    (v) with respect to any transaction involving Acquisition Consideration of more than $10,000,000,  unless the Administrative Agent shall otherwise agree (not to be unreasonably withheld or delayed), Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the Person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections for the succeeding five years pertaining to the Person or business to be acquired and updated projections for Borrower after giving effect to such transaction, (C) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and (D) all such other information and data relating to such transaction or the Person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders; and

    (vi) with respect to any transaction involving Acquisition Consideration of more than $2,000,000, at least 5 Business Days prior to the proposed date of consummation of the transaction, Borrower shall have delivered to the Administrative Agent and the Lenders an officers’ certificate of a Responsible Officer certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect.

    “Permitted Business”: gathering, transporting, treating, processing, fractionating, marketing, distributing, storing or otherwise handling Hydrocarbons.

    “Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

    “Plan”:  any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Group Member or any ERISA Affiliate is  an “employer” as defined in Section 3(5) of ERISA.

    “Pledged Stock”: as defined in the Guarantee and Collateral Agreement.

    “Prime Rate”:  the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).

    “Pro Forma Balance Sheet”:  as defined in Section 4.1(a).

    “Pro Forma Basis”:   on a basis in accordance with GAAP and Regulation S-X; provided that, with respect to any such calculation in connection with any acquisition of property that has less than 12 months of operating history, pro forma adjustments may also be made (whether or not permitted by GAAP and Regulation S-X) for the projected net income of such property (but not any anticipated cost savings or other similar financial effects), provided that the Borrower has delivered to the Administrative Agent a certificate from a Responsible Officer certifying, in good faith, that such projected net income is factually supportable (based on the operations of the property to date) and reasonably expected to be sustainable.

    “Prohibited Transaction”:  as defined in Section 406 of ERISA and Section 4975(f)(3) of the Code.

    “Projections”:  as defined in Section 6.2(b).

    “Properties”:  as defined in Section 4.18(c).

    “Recipient”: as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Lender.

    “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $250,000.

    “Register”:  as defined in Section 10.6(b).

    “Regulation U”:  Regulation U of the Board as in effect from time to time.

    “Reimbursement Obligation”:  the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.6 for amounts drawn under Letters of Credit.

    “Reinvestment Deferred Amount”:  with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.9(b) as a result of the delivery of a Reinvestment Notice.

    “Reinvestment Event”:  any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

    “Reinvestment Notice”:  a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

    “Reinvestment Prepayment Amount”:  with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s business.

    “Reinvestment Prepayment Date”:  with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

    “Related Parties”:  with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

    “Remaining Closing Properties”: substantially all fee-owned real property, substantially all easement property,  and all material leased real property (including terminal and storage facilities) of any Loan Party as of the Closing Date other than the Designated Closing Properties, but expressly including those properties and interests listed on Schedule 1.1C.

    “Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

    “Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the thirty day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Pension Plan.

    “Required Lenders”:  at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided that that the Loans, LC Exposure and unused Commitments held or deemed held by any Defaulting Lender or any Affiliate Lender shall be excluded for purposes of making a determination of Required Lenders.

    “Requirement of Law”:  as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

    “Responsible Officer”:  the chief executive officer, president, chief financial officer, chief accounting officer or controller of the General Partner (in its capacity as general partner of the Borrower), but in any event, with respect to financial matters, the chief financial officer, chief accounting officer or controller of the General Partner (in its capacity as the general partner of the Borrower).

    “Restricted Payments”:  as defined in Section 7.6.

    “Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.  For purposes of this Agreement, a Restricted Subsidiary may be classified and referred to as a “Foreign Restricted Subsidiary”, meaning such Restricted Subsidiary is a Foreign Subsidiary, or a “Domestic Restricted Subsidiary”, meaning such Restricted Subsidiary is a Domestic Subsidiary.

    “Revolving Commitment”:  as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto or pursuant to Section 2.22, as the same may be changed from time to time pursuant to the terms hereof.  The original amount of the Total Revolving Commitments is $75,000,000.

    “Revolving Commitment Increase”:  as defined in Section 2.22(a).

    “Revolving Commitment Increase Date”:  as defined in Section 2.22(a).

    “Revolving Commitment Period”:  the period from and including the Closing Date to the Maturity Date.

    “Revolving Extensions of Credit”:  as to any Revolving Lender at any time, an amount equal to the sum of the aggregate outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

    “Revolving Lender”:  each Lender that has a Revolving Commitment or that holds Revolving Loans.

    “Revolving Loans”:  as defined in Section 2.4(a).

    “Revolving Percentage”:  as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

    “SEC”:  the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

    “Security Documents”:  the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

    “Secured Parties”:  as defined in the Guarantee and Collateral Agreement.

    “Solvent”:  when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

    “Specified Cash Management Agreement”:  any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between any Group Member and any Lender or Affiliate thereof (other than any Affiliate Lender or an Affiliate thereof), regardless of when such agreement was entered into.

    “Specified Swap Agreement”:  any Swap Agreement in respect of interest rates, currency exchange rates or commodity prices entered into by the Borrower or any Subsidiary Guarantor and any Person that is a Lender or an Affiliate of a Lender (other than any Affiliate Lender or an Affiliate thereof), regardless of when such Swap Agreement was entered into.

    “Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

    “Subsidiary Guarantor”:  each Restricted Subsidiary of the Borrower other than any Excluded Foreign Subsidiary or any Immaterial Subsidiary (other than any Immaterial Subsidiary that is a party to the Guarantee and Collateral Agreement).

    “Swap Agreement”:  any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Restricted Subsidiaries shall be a “Swap Agreement”.

    “Synthetic Leases”: in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the property subject to such operating lease upon expiration or early termination of such lease.

    “Taxes”: any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

    “Term Commitment”:  as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A.  The original aggregate amount of the Term Commitments is $200,000,000.

    “Term Lenders”:  each Lender that has a Term Commitment or that holds a Term Loan.

    “Term Loans”:  as defined in Section 2.1.

    “Term Percentage”:  as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

    “Total Available Revolving Commitments”:  at any time, the aggregate amount of the Available Revolving Commitments then in effect.

    “Total Revolving Commitments”:  at any time, the aggregate amount of the Revolving Commitments then in effect.

    “Total Revolving Extensions of Credit”:  at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

    “Transferee”:  any Assignee or Participant.

    “Type”:  as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

    “USA PATRIOT Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56), as amended.

    “U.S. Person”: a “United States person” within the meaning of Section 7701(a)(30) of the Code.

    “U.S. Tax Certificate”: as defined in Section 2.17(f)(ii)(D).

    “United States”:  the United States of America.

    “Unrestricted Subsidiary” means any Subsidiary of the Borrower designated as such on Schedule 4.15 or which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 6.11.

    “Vitol”:  Vitol Holding B.V., a besloten vennootschap organized under the laws of the Netherlands.

    “Wholly Owned Subsidiary”:  as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.  Unless otherwise qualified, all references to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” in this Agreement shall refer to a Wholly Owned Subsidiary or Subsidiaries of the Borrower.

    “Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

    “Withholding Agent”: any Loan Party and the Administrative Agent.

    Section 1.2 Other Definitional Provisions.

    (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

    (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of any Group Member at “fair value”, as defined therein), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

    (c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

    (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

    Section 1.3 Resolution of Drafting Ambiguities.  The Borrower acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

ARTICLE 2
AMOUNT AND TERMS OF COMMITMENTS

    Section 2.1 Term Commitments.  Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender.  The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.2 and Section 2.10.

    Section 2.2 Procedure for Term Loan Borrowing.  The Borrower shall deliver to the Administrative Agent an irrevocable Borrowing Request (which must be received by the Administrative Agent prior to 11:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed.  The Term Loans made on the Closing Date shall initially be ABR Loans.  Upon receipt of the Borrowing Request the Administrative Agent shall promptly notify each Term Lender thereof.  Not later than 12:00 Noon, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender.  The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

    Section 2.3 Repayment of Term Loans.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan on the Maturity Date.

    Section 2.4 Revolving Commitments.

    (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding that will not result in (i) such Revolving Lender’s Revolving Extensions of Credit exceeding such Lender’s Revolving Commitment or (ii) the Total Revolving Extensions of Credit exceeding the Total Revolving Commitments.  During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.5 and Section 2.10.

    (b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

    Section 2.5 Procedure for Revolving Loan Borrowing.  The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall deliver to the Administrative Agent an irrevocable Borrowing Request (which must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor.  Any Revolving Loans made on the Closing Date shall initially be ABR Loans.  Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Upon receipt of any Borrowing Request from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof.  Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

    Section 2.6 Commitment Fees, etc.

    (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

    (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

    Section 2.7 Termination or Reduction of Revolving Commitments.  The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments.  Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.  Notwithstanding anything in this Section 2.7 or Section 2.8 to the contrary, the Borrower may rescind any notice of termination and notice of prepayment in full of the Loans and Commitments of all the Lenders under this Section 2.7 and Section 2.8, in each case that states such notice is conditioned upon the effectiveness of the refinancing of the Loans,  not later than 1:00 P.M., New York City time, on the Business Day before such termination and prepayment was scheduled to take place if such termination and prepayment would have resulted from a refinancing of the Loans, which financing shall not be consummated or shall otherwise be delayed.

    Section 2.8 Optional Prepayments.  The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice (subject to the last sentence of Section 2.7) delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 12:00 Noon, New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment, whether the prepayment is of Eurodollar Loans or ABR Loans and whether the prepayment is of Revolving Loans or Term Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid.  Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

    Section 2.9 Mandatory Prepayments and Commitment Reductions.

    (a)  (i) If any Indebtedness shall be issued or incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.2(a) through (i) and (k)), and after giving effect to such issuance or incurrence on a Pro Forma Basis, the Consolidated Senior Secured Leverage Ratio is greater than 3.0 to 1.0, then an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d).

    (ii) If any Indebtedness shall be issued or incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.2(a) through (i) and (k)), and after giving to such issuance or incurrence on a  Pro Forma Basis, the Consolidated Senior Secured Leverage Ratio is greater than 2.5 to 1.0 but not greater than 3.0 to 1.0, then an amount equal to 50% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d).

    (b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d).

    (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2011, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d).  Each such prepayment and commitment reduction shall be made on a date (an “Excess Cash Flow Application Date”) no later than five Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders (or such later date that is permitted by the Required Lenders) and (ii) the date such financial statements are actually delivered.

    (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.9 shall be applied, first, to the prepayment of the Term Loans in accordance with Section 2.15(b) and, second, to reduce permanently the Revolving Commitments.  Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans then outstanding is less than the amount of such excess (because LC Exposure constitutes a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.  The application of any prepayment pursuant to Section 2.9 shall be made, first, to ABR Loans and, second, to Eurodollar Loans.  Each prepayment of the Loans under Section 2.9 (except in the case of Revolving Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid and breakage payments to the extent required by Section 2.18.

    Section 2.10 Conversion and Continuation Options.

    (a)  The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

    (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

    Section 2.11 Limitations on Eurodollar Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than eight Eurodollar Tranches shall be outstanding at any one time.

    Section 2.12 Interest Rates and Payment Dates.

    (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

    (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

    (c)  (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.12 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non payment until such amount is paid in full (as well after as before judgment).

    (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.12 shall be payable from time to time on demand.

    Section 2.13 Computation of Interest and Fees.

    (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

    (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

    Section 2.14 Inability to Determine Interest Rate.  If prior to the first day of any Interest Period:

    (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

    (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter.  If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans under to Eurodollar Loans.

    Section 2.15 Pro Rata Treatment and Payments.

    (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

    (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders.  The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining principal amount of the Term Loans pro rata.  Amounts prepaid on account of the Term Loans may not be reborrowed.

    (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

    (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds.  The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7.  If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

    (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

    (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate.  Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

    (g) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.15(e), Section 2.15(f), Section 3.5, Section 3.6, Section 9.7 or Section 10.5, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Lender to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

    (h) Notwithstanding the foregoing or anything to the contrary contained herein, (i) if any Defaulting Lender shall have failed to fund all or any portion of any Revolving Loan (each such Revolving Loan, an “Affected Loan”), each prepayment of Revolving Loans by the Borrower under Section 2.8 shall be applied first to such Affected Loan and the principal amount and interest with respect to such payment shall be distributed (x) to each Revolving Lender that is not a Defaulting Lender (each, a “Non-Defaulting Lender”) pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Lenders, until the principal amount of all Affected Loans has been repaid in full and (y) to the extent of any remaining amount of such prepayment, to each Revolving Lender pro rata in accordance with such Revolving Lender’s Revolving Percentage, and (ii) each payment made by the Borrower on account of the interest on any Affected Loans shall be distributed to each Non-Defaulting Lender pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Lenders.

    Section 2.16 Requirements of Law.

    (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

    (i) shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Other Connection Taxes on gross or net income, profits or receipts (including value-added or similar Taxes)) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

    (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

    (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient, by an amount that such Lender or such other Recipient deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans (or in the case of (i) any Loan) or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or such other Recipient, within ten (10) Business Days after its written demand therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.  If any Lender or such other Recipient becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

    (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

    (c) A certificate setting forth in reasonable detail the calculation of any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect.  The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

    Section 2.17 Taxes.

    (a) Withholding of Taxes; Gross-Up.  Each payment by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any Requirement of Law.  If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable Requirement of Law.  If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

    (b) Payment of Other Taxes by the Borrower.  The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

    (c) Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

    (d) Indemnification by the Borrower.  The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement or any other Loan Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.17(d) shall be paid within 10 days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.  Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

    (e) Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.17(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

    (f) Status of Lenders.

    (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by any Requirement of Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by any Requirement of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(f)(ii) and (iii) below) shall not be required if in the Lender's judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Upon the reasonable request of such Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f).  If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

    (ii) Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed originals of whichever of the following is applicable:

       (A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

       (B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "interest" article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

       (C) in the case of a Non-U.S. Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender's conduct of a trade or business in the United States, IRS Form W-8ECI;

       (D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit J (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

       (E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

       (F) any other form prescribed by any Requirement of Law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by any Requirement of Law to be withheld.

    (iii) If a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  For purposes of this Section 2.17(f)(iii), FATCA shall include any regulations or official interpretations thereof.

    (g) Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made (including additional amounts paid) under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) to the extent that such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

    (h) Survival.  Each party's obligations under this Section 2.17 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under this Agreement.

    Section 2.18 Indemnity.  The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

    Section 2.19 Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16 or Section 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.16 or Section 2.17(a).

    Section 2.20 Mitigation Obligations; Replacement of Lenders.

    (a) If any Lender requests compensation under Section 2.16, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17(a), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or Section 2.17(a), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

    (b) If any Lender (i) requests reimbursement for amounts owing or the payment of additional amounts pursuant to Section 2.16 or Section 2.17(a), (ii) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders (with the percentage in such definition being deemed to be 80% for this purpose) has been obtained) or (iii) becomes a Defaulting Lender, then the Borrower may, at its sole expense (including payment of the processing and recordation fee specified in Section 10.6(b)(ii)(B)) and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) if a Revolving Commitment is being assigned, the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Lender, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including the payment of any breakage fee pursuant to Section 2.18), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.17(a), such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

    Section 2.21 Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

    (a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.6;

    (b) the Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Facility Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant toSection 10.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender affected thereby;

    (c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

   all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

   if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 3.10 for so long as such LC Exposure is outstanding;

    (iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3(a) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

    (iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.6 and Section 3.3(a) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

    (v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 3.3(a) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Lender until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

    (d) so long as such Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and such Defaulting Lender shall not participate therein).

    If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Lender to defease any risk to it in respect of such Lender hereunder.

    In the event that the Administrative Agent, the Borrower and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage. Once the conditions in the immediately preceding sentence have been satisfied, as determined by the Administrative Agent, such Lender shall no longer be deemed a Defaulting Lender.

    Section 2.22 Increase in Revolving Commitments.

    (a) Subject to the terms and conditions set forth herein, the Borrower shall have the right from time to time, but only from and after the date that the Borrower has fully complied with its obligations under Section 6.10, to cause an increase in the Revolving Commitments of the Revolving Lenders (a “Revolving Commitment Increase”) by adding to this Agreement one or more additional financial institutions that are not already Revolving Lenders hereunder and that are satisfactory to the Administrative Agent and the Issuing Lender (each, a “New Revolving Lender”) or by allowing one or more existing Revolving Lenders to increase their respective Revolving Commitments; provided that (i) both before and immediately after giving effect to such Revolving Commitment Increase, no Default or Event of Default shall have occurred and be continuing as of the effective date of such Revolving Commitment Increase (such date, the “Revolving Commitment Increase Date”), (ii) no such Revolving Commitment Increase shall be in an amount less than $10,000,000 (unless the Total Revolving Commitments then in effect is greater than $190,000,000), (iii) after giving effect to such Revolving Commitment Increase, the Total Revolving Commitments shall not exceed $200,000,000 and (iv) no Revolving Lender’s Revolving Commitment shall be increased without such Revolving Lender’s prior written consent (which consent may be given or withheld in such Revolving Lender’s sole and absolute discretion).

    (b) The Borrower shall provide the Administrative Agent with written notice (a “Notice of Revolving Commitment Increase”) of its intention to increase the Revolving Commitments pursuant to this Section 2.22.  Each such Notice of Revolving Commitment Increase shall specify (i) the proposed Revolving Commitment Increase Date, which date shall be no earlier than five (5) Business Days after receipt by the Administrative Agent of such Notice of Revolving Commitment Increase, (ii) the amount of the requested Revolving Commitment Increase, (iii) as applicable, the identity of each New Revolving Lender and Revolving Lender that has agreed in writing to increase its Revolving Commitment hereunder, and (iv) the amount of the respective Revolving Commitments of the then existing Revolving Lenders and the New Revolving Lenders from and after the Revolving Commitment Increase Date.

    (c) On any Revolving Commitment Increase Date, the Revolving Lenders shall purchase and assume (without recourse or warranty) from the Revolving Lenders (i) Revolving Loans, to the extent that there are any Revolving Loans then outstanding, and (ii) undivided participation interests in any outstanding LC Exposure, in each case, to the extent necessary to ensure that after giving effect to the Revolving Commitment Increase, each Revolving Lender has outstanding Revolving Loans and participation interests in outstanding LC Exposure equal to its Revolving Percentage of the Revolving Commitments.  Each Revolving Lender shall make any payment required to be made by it pursuant to the preceding sentence via wire transfer to the Administrative Agent on the Revolving Commitment Increase Date.  Each existing Revolving Lender (i) shall be automatically deemed to have assigned any outstanding Revolving Loans on the Revolving Commitment Increase Date and (ii) agrees to take any further steps reasonably requested by the Administrative Agent, in each case to the extent deemed necessary by the Administrative Agent to effectuate the provisions of the preceding sentences.  If, on such Revolving Commitment Increase Date, any Revolving Loans that are Eurodollar Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 2.18 in connection with the reallocation of such outstanding Revolving Loans to effectuate the provisions of this Section 2.22(c).

    (d) Each Revolving Commitment Increase shall become effective on its Revolving Commitment Increase Date and upon such effectiveness: (i) the Administrative Agent shall record in the register each then New Revolving Lender’s information as provided in the applicable Notice of Commitment Increase and pursuant to an Administrative Questionnaire that shall be executed and delivered by each New Revolving Lender to the Administrative Agent on or before such Revolving Commitment Increase Date, (ii) Schedule 1.1A shall be amended and restated to set forth all Revolving Lenders (including any New Revolving Lenders) that will be Revolving Lenders hereunder after giving effect to such Revolving Commitment Increase (which amended and restated Schedule 1.1A shall be set forth in Annex I to the applicable Notice of Revolving Commitment Increase) and the Administrative Agent shall distribute to each Revolving Lender (including each New Revolving Lender) a copy of such amended and restated Schedule 1.1A, and (iii) each New Revolving Lender identified on the Notice of Revolving Commitment Increase for such Revolving Commitment Increase shall be a “Lender” and a “Revolving Lender” for all purposes under this Agreement.

    (e) As a condition precedent to any Revolving Commitment Increase, the Borrower shall deliver to the Administrative Agent (i) a certificate of a Responsible Officer dated as of the Revolving Commitment Increase Date certifying and attaching the resolutions adopted by the Borrower approving or consenting to such Revolving Commitment Increase and certifying that, before and after giving effect to such Revolving Commitment Increase, (A) the representations and warranties contained in this Agreement and the other Loan Documents made by it and the other Loan Parties are true and correct in all material respects on and as of the Revolving Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date and (B) no Default or Event of Default exists or will exist as of the Revolving Commitment Increase Date, and (ii) any legal opinions, certificates and/or other documents reasonably requested by the Administrative Agent in connection with the Revolving Commitment Increase.

    Section 2.23 Notes.  The Borrower's obligation to pay the principal of and interest on all the Loans made to it by each Lender shall, if requested by a Lender, be evidenced, (a) if Term Loans, by a Note in substantially the form of Exhibit A, duly executed and delivered by the Borrower, with blanks appropriately completed in conformity herewith, and (b) if Revolving Loans, by a Note in substantially the form of Exhibit B, duly executed and delivered by the Borrower, with blanks appropriately completed in conformity herewith.  The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender.  Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

ARTICLE 3
LETTERS OF CREDIT

    Section 3.1 Letters of Credit.

    (a) General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Dollar denominated Letters of Credit for its own account or the account of any of its Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Lender, at any time and from time to time during the Revolving Commitment Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any Lender purchasing a participation therein to exceed any limits imposed by, any applicable Requirement of Law.

    Section 3.2 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

    (a) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

    (b) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

    (c) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 3.4));

    (d) specifying the amount of such Letter of Credit; and

    (e) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.

    Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the Total Revolving Extensions of Credit shall not exceed the Total Revolving Commitments.

    If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender’s standard form in connection with any request for a Letter of Credit.

    Section 3.3 Fees and Other Charges.

    (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date.  In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

    (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

    Section 3.4 Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

    Section 3.5 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Revolving Lender’s Revolving Percentage of each LC Disbursement made by the Issuing Lender and not reimbursed by the Borrower on the date due as provided in Section 3.6, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 3.5 in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

    Section 3.6 Reimbursement.  If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 P.M., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 12:00 Noon, New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 P.M., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 Noon, New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower shall, subject to the conditions to borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Loan.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Revolving Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.5 with respect to Revolving Loans made by such Revolving Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 3.6, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to this Section 3.6 to reimburse the Issuing Lender, then to such Revolving Lenders and the Issuing Lender as their interests may appear.  Any payment made by a Revolving Lender pursuant to this Section 3.6 to reimburse the Issuing Lender for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

    Section 3.7 Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 3.6 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3.7 constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their related parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction), the Issuing Lender shall be deemed to have exercised all requisite care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

    Section 3.8 Disbursement Procedures.  The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Revolving Lenders with respect to any such LC Disbursement.

    Section 3.9 Interim Interest.  If the Issuing Lender shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Lender for such LC Disbursement (either with its own funds or a borrowing under Section 3.6), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans.  Interest accrued pursuant to this Section 3.9 shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 3.6 to reimburse the Issuing Lender shall be for the account of such Revolving Lender to the extent of such payment.

    Section 3.10 Cash Collateralization.  If (a) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (b) the Borrower is required to cash collateralize pursuant to Section 2.21 as a result of a Defaulting Lender or pursuant to Section 2.9(d), the Borrower shall deposit on terms and in accounts satisfactory to the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1(f).  Funds so deposited shall be applied by the Administrative Agent to reimburse the Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral under this Section 3.10 as a result of the occurrence of an Event of Default, pursuant to Section 2.21 as a result of a Defaulting Lender or pursuant to Section 2.9(d), such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or the events giving rise to such cash collateralization under Section 2.21 or Section 2.9(d) have been satisfied or resolved.

    Section 3.11 Additional Issuing Lenders.  The Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an Issuing Lender under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), the Issuing Lender and such Revolving Lender(s).  Any Revolving Lender designated as an Issuing Lender pursuant to this Section shall have all the rights and obligations of the Issuing Lender under the Loan Documents with respect to Letters of Credit issued or to be issued by it, and all references in the Loan Documents to the term “Issuing Lender” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as the Issuing Lender, as the context shall require.  Furthermore, at any time in which there is more than one Issuing Lender hereunder, each reference to the term “the Issuing Lender” (or any other such phrasing nominally referring to the Issuing Lender as a single Person) wherever it appears in the Loan Documents shall be deemed to be a reference to all Issuing Lenders hereunder, collectively, at such time.  The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Lender.  If at any time there is more than one Issuing Lender hereunder, the Borrower may, in its discretion, select which Issuing Lender is to issue any particular Letter of Credit.

    Section 3.12 Resignation or Removal of the Issuing Lender.  The Issuing Lender may resign as Issuing Lender hereunder at any time upon at least 30 days’ prior notice to the Revolving Lenders, the Administrative Agent and the Borrower.  The Issuing Lender may be replaced at any time by written agreement among Borrower, each Agent, the replaced Issuing Lender and the successor Issuing Lender.  The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Lender.  At the time any such resignation of the Issuing Lender shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the retiring Issuing Lender pursuant to Section 3.3.  From and after the effective date of any such resignation or replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.  After the resignation or replacement of an Issuing Lender, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

    To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

    Section 4.1 Financial Condition.

    (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as at June 30, 2010 (including the notes thereto, if any) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of estimated fees and expenses in connection with the foregoing.  The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly, in all material respects, on a pro forma basis the estimated financial position of Borrower and its consolidated Restricted Subsidiaries as at June 30, 2010, assuming that the events specified in the preceding sentence had actually occurred at such date.

    (b) The audited consolidated balance sheets of the Borrower and its consolidated Restricted Subsidiaries as at December 31, 2007, December 31, 2008 and December 31, 2009, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by a report from PricewaterhouseCoopers LLP, present fairly, in all material respects, the consolidated financial condition of the Borrower and its Restricted Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended.  The unaudited consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at June 30, 2010, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly, in all material respects, the consolidated financial condition of the Borrower and its Restricted Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year end audit adjustments).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).  As of the Closing Date, no Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any material long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph (or in the notes thereto) or, in the case of material long term leases, as described in Schedule 4.1.  During the period from June, 30, 2010 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.

    Section 4.2 No Change.  Since June 30, 2010, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

    Section 4.3 Existence; Compliance with Law.  Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) (i) has the power and authority, and (ii) the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in each case referred to in clause (b)(ii), (c) and (d), to the extent that the failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

    Section 4.4 Power; Authorization; Enforceable Obligations.  Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder.  Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (a) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (b) the filings referred to in Section 4.20.  Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto.  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

    Section 4.5 No Legal Bar.  The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).  No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Restricted Subsidiaries could reasonably be expected to have a Material Adverse Effect.

    Section 4.6 Litigation.  Except as set forth in Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge the Borrower, threatened in writing by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

    Section 4.7 No Default.  No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

    Section 4.8 Ownership of Property; Liens.  Each Group Member has title in fee simple to, a valid easement estate in, or a valid leasehold interest in, as the case may be, all its real property, and good title to, or a valid leasehold interest in, all its other property, other than minor defects in title that, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect, subject in each case only to Customary Permitted Liens.

    Section 4.9 Intellectual Property.  Each Group Member owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted.  No material claim has been asserted and is pending by any Person challenging or questioning the use of any such material Intellectual Property or the validity or effectiveness of any such material Intellectual Property, nor does the Borrower know of any valid basis for any such claim that could reasonably be expected to have a Material Adverse Effect.  The use of such material Intellectual Property by each Group Member does not infringe in any material respect on the rights of any Person in any material respect.

    Section 4.10 Taxes.  Each Group Member has filed or caused to be filed all Federal, state income or franchise and other material Tax returns that are required to be filed by it (or any extension has been obtained for the filing thereof) and has paid all Taxes shown to be due and payable by it on said returns or on any assessments of Tax made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (a)  any Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member, or (b) to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect); no material Tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such Tax, fee or other charge.

    Section 4.11 Federal Regulations.  No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.

    Section 4.12 Labor Matters.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

    Section 4.13 ERISA.

    (a) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Group Member and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder; (ii) no ERISA Event has occurred or is reasonably expected to occur; and (iii) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by any Group Member or any ERISA Affiliate or to which any Group Member or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with Statement of Financial Accounting Standards No. 106.  The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than a material amount the fair market value of the assets of such Pension Plan allocable to such accrued benefits, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 158) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than a material amount the fair market value of the assets of all such underfunded Pension Plans.

    (b) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) all employer and employee contributions required by applicable law or by the terms of any Foreign Benefit Arrangement or Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) the accrued benefit obligations of each Foreign Plan (based on those assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the assets of such Foreign Plan; (iii) each Foreign Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) each such Foreign Benefit Arrangement and Foreign Plan is in compliance (A) with all material provisions of applicable law and all material applicable regulations and published interpretations thereunder with respect to such Foreign Benefit Arrangement or Foreign Plan and (B) with the terms of such plan or arrangement.

    Section 4.14 Investment Company Act; Other Regulations.  No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

    Section 4.15 Subsidiaries.  Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Borrower and each Subsidiary; (b) Schedule 4.15 identifies each Subsidiary as either a Restricted Subsidiary or an Unrestricted Subsidiary and identifies each Immaterial Subsidiary, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Subsidiary of the Borrower, except as created by the Loan Documents.  Each Subsidiary of the Borrower is a Wholly Owned Subsidiary of the Borrower.

    Section 4.16 Use of Proceeds.  The proceeds of the Term Loans shall be used to prepay a portion of the outstanding loans under the Existing Credit Agreement and to pay fees and expenses related to the Facilities.  The proceeds of the Revolving Loans, and the Letters of Credit, shall be used for working capital and general corporate purposes (including to fund Capital Expenditures, Restricted Payments permitted by Section 7.6(d) and (e) and Permitted Acquisitions) (and on the Closing Date up to $55,000,000 of the proceeds of the Revolving Loans made on the Closing Date may be used to prepay a portion of the outstanding loans under the Existing Credit Agreement) and to pay fees and expenses related to the Facilities. In no event shall the proceeds of any Loan or other Credit Extension be used to pay any claims, losses or liabilities arising out of, relating to, or in connection with, any litigation, settlement, arbitration or proceeding described as item 2 in Schedule 4.6.

    Section 4.17 Licenses, etc.  Each Group Member has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

    Section 4.18 Environmental Matters.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

    (a) each Group Member is in compliance with all, and has not violated any, applicable Environmental Laws, and reasonably believes that it will continue to comply with all requirements of Environmental Laws currently applicable to it and any other requirements under Environmental Laws currently in effect which need not be complied with until a date hereafter;

    (b) each Group Member holds all Environmental Permits (each of which is in full force and effect) required for its operations as currently conducted, and for any property owned, leased, or otherwise operated by it and complies with all and has not violated any such Environmental Permits, and reasonably believes that:  each of its Environmental Permits will not be revoked or adversely modified and will be timely renewed in the ordinary course of business; and that any applications by or for it that are currently pending for any additional Environmental Permits will be timely obtained in the ordinary course of business;

    (c) except as set forth in Schedule 4.18, Materials of Environmental Concern are not present at, on, in or under and are not emanating from any real property currently or formerly owned, leased or operated by any Group Member (the “Properties”) or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of any Group Member, (ii) interfere with the Borrower’s continued operations, or (iii) impair the value of the Collateral;

    (d) except as set forth in Schedule 4.18, no claim, action, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Group Member, threatened, under any Environmental Law or regarding any Materials of Environmental Concern (i) to which any Group Member is or would reasonably expected to be named as a party, or (ii) to the knowledge of any Group Member, the pendency or outcome of which could otherwise adversely affect any Group Member in a manner that is significantly different than the effect on others in the same business as such Group Member;

    (e) except as set forth in Schedule 4.18, there are no consent decrees or other decrees, consent orders, administrative orders or other orders, settlement agreements, or other similar orders or agreements outstanding under or regarding any Environmental Law or regarding any Materials of Environmental Concern (i) to which any Group Member is a party, or (ii) to the knowledge of any Group Member, which could otherwise affect any Group Member in a manner that is significantly different than the effect on others in the same business as such Group Member; and

    (f) except as set forth in Schedule 4.18, no Group Member has assumed or retained, by contract or by operation of law, any liability under any Environmental Laws or regarding any Materials of Environmental Concern.

    Section 4.19 Accuracy of Information, etc.  No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that this sentence shall not apply to projections and pro forma financial information.  The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.  There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

    Section 4.20 Security Documents.

    (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 3 to the Guarantee and Collateral Agreement in appropriate form are filed in the offices specified therein and other actions to be taken as specified therein are taken, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

    (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.20 (or, in the case of any Mortgage executed and delivered after the Closing Date in accordance with the provisions of Section 6.9 or Section 6.10), when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Section 6.9 or Section 6.10), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties constituting real property and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Customary Permitted Liens).

    (c) The Designated Closing Properties and the Remaining Closing Properties constitute substantially all fee-owned real properties owned by, all material leased real properties leased by, and all material easements and rights-of-way owned by, the Group Members as of the Closing Date.

    Section 4.21 Solvency.  Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

    Section 4.22 Insurance.  All insurance maintained by Group Members is in full force and effect, all premiums have been duly paid (or arrangements for payment therefor have been made), no Group Member has received notice of violation or cancellation thereof, the properties covered thereby, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no material default under any Insurance Requirement.  Each Group Member has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

    Section 4.23 Flood Insurance Related Matters.  Except as set forth on Schedule 4.23 as it may be supplemented from time to time, no Mortgage encumbers improved real property that contains Buildings or Manufactured (Mobile) Homes (as those terms are defined in applicable Flood Insurance Laws) (such real property listed on Schedule 4.23, as it may be supplemented from time to time, being referred to as the “Improved Mortgaged Property”).  The Loan Parties have obtained flood insurance in accordance with Section 6.5, with respect to each Improved Mortgaged Property that is located in a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency).

    Section 4.24 Borrower Partnership Agreement.  The Borrower Partnership Agreement previously delivered by the Borrower to the Administrative Agent is true, accurate and complete and has not been amended or modified in any manner, other than pursuant to amendments or modifications permitted pursuant to Section 7.20 and previously delivered to the Administrative Agent.

    Section 4.25 Anti-Terrorism Laws.

    (a) No Loan Party, none of its Subsidiaries and, to the knowledge of the Borrower, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or Affiliate (i) has violated or is in violation of Anti-Terrorism Laws or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

    (b) No Loan Party, none of its Subsidiaries and, to the knowledge of the Borrower, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate is acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.

    (c) No Loan Party, none of its Subsidiaries and, to the knowledge of the Borrower, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

ARTICLE 5
CONDITIONS PRECEDENT

    Section 5.1 Conditions to Initial Extension of Credit.  The agreement of each Lender and the Issuing Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

    (a) Credit Agreement; Guarantee and Collateral Agreement.  The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A, (ii) if requested by any Lender, a duly executed Note in favor of such Lender, (iii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor and (iv) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

    (b) Equity Offering; Repayment of Existing Credit Agreement.  The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Administrative Agent:

    (i) The Borrower shall have received at least (A) $140,000,000 from the proceeds of the issuance by the Borrower of its Series A Preferred Units (as defined in the Borrower Partnership Agreement) and (B) $50,000,000 from the proceeds from the issuance by the Borrower of the Convertible Debentures;

    (ii) The Administrative Agent shall have received a “pay-off” letter in form and substance reasonably satisfactory to the Administrative Agent with respect to the Existing Credit Agreement evidencing that all commitments to make any extension of credit under the Existing Credit Agreement shall have been terminated and all amounts thereunder shall have been paid in full; with all liens and surety obligations in favor of the administrative agent and the lenders thereunder being unconditionally released, and (ii)  the Administrative Agent shall have received from any Person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing the debt evidenced by the Existing Credit Agreement.

    (c) Pro Forma Balance Sheet; Financial Statements.  The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower and its consolidated Restricted Subsidiaries for the fiscal year ended December 31, 2009 and (iii) unaudited interim consolidated financial statements of the Borrower and its consolidated Restricted Subsidiaries for the fiscal quarters ended after the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its consolidated Restricted Subsidiaries, as reflected in the financial statements.

    (d) Projections.  The Lenders shall have received satisfactory projections through 2015.

    (e) Approvals.  All governmental and third party approvals necessary in connection with the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

    (f) Lien Searches.  The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

    (g) Environmental Audit.  The Administrative Agent shall have received an environmental audit with respect to the real properties of the Borrower and its Subsidiaries specified by the Administrative Agent.

    (h) Fees.  The Lenders, the Arranger and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date, including (i) the reasonable fees and expenses of Vinson & Elkins LLP, counsel to the Administrative Agent, and each local counsel, and (ii) one or more deposits to be held by Vinson & Elkins LLP and/or one or more local counsels and applied toward payment of costs and expenses for recordation of the Mortgages and other filings, as provided pursuant to Section 10.5.  All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.  If the deposit referred to above exceeds the amount of actual costs and expenses, the excess shall be returned to the Borrower; and if such deposit is less than actual costs and expenses, the deficit shall be paid by the Borrower pursuant to Section 10.5.

    (i) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates; Material Documents.  The Administrative Agent shall have received (i) a certificate of each Loan Party and the General Partner, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, (ii) a good standing certificate for each Loan Party and the General Partner from its jurisdiction of organization and (iii) a copy, certified by a Responsible Officer as true and complete (in each case, together with all amendments thereto, if any), of the Borrower Partnership Agreement and the Convertible Debentures.

    (j) Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions:

    (i) the legal opinion of Baker Botts L.L.P., counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit H; and

    (ii) the legal opinion of local counsel in each of Colorado, Kansas, Missouri, Montana, Nebraska, Nevada, New Jersey, Oklahoma, Tennessee, Utah, Virginia, and Washington and of such other special and local counsel as may be required by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

    (k) Pledged Stock; Stock Powers; Pledged Notes.  The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement (other than a certificate required to be delivered after the Closing Date pursuant to Section 6.10), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged and required to be delivered to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

    (l) Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

    (m) Mortgages, etc.  (i)  The Administrative Agent shall have received a Mortgage with respect to each Designated Closing Property, executed and delivered by a duly authorized officer of each party thereto.

    (ii) If reasonably requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the Designated Closing Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company.

    (iii) If reasonably requested by the Administrative Agent, the Administrative Agent shall have received in respect of each Designated Closing Property (it being understood that no such request shall be made with respect to pipeline easements and rights-of-way and other similar matters that are not customarily insured) a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance, in each case, in such amounts, and in form and substance reasonably satisfactory to the Administrative Agent.  The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid or arrangements therefor have been made.

    (iv) The Administrative Agent shall have received, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each parcel of Improved Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Loan Party relating thereto).

    (v) The Administrative Agent shall have received (A) a policy of flood insurance that (1) covers each parcel of Improved Mortgaged Property that is located in a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) (it being understood that such policy may cover such properties on a collective basis) and (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

    (vi) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Designated Closing Properties.

    (vii) The Mortgage encumbering each item of Designated Closing Property shall have been duly recorded or filed (or arrangements for the recordation or filing thereof acceptable to the Administrative Agent shall have been made) in the offices specified on Schedule 4.20 in accordance with applicable Requirements of Law, together with such financing statements and any other instruments necessary to grant a mortgage or deed of trust Lien and security interest upon each Designated Closing Property constituting real property under applicable Requirements of Law, and the Borrower shall have provided (or shall have made arrangements to provide, acceptable to the Administrative Agent) to the Administrative Agent evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all charges incurred in connection with the recordation of the Mortgages, including recording or filing and recording fees, documentary stamp taxes, mortgage taxes, intangibles taxes, reasonable attorneys’ fees, title insurance company coordination fees, and all other fees, charges, costs and expenses reasonably required for the recording of the Mortgages and such financing statements and other ancillary instruments, including, without limitation, the execution and delivery by the Borrower and/or any applicable Group Member of  customary affidavits, certificates, and other information for the payment of any of the above charges.

    (n) Available Revolving Commitments.  The Administrative Agent shall be satisfied that after the making of the initial Loans hereunder, the application of the proceeds thereof and after giving effect to the transactions contemplated hereby, the aggregate Available Revolving Commitments will not be less than $20,000,000 and the Borrower shall have a positive working capital position (after all transaction fees are paid).

    (o) Patriot Act Information.  The Administrative Agent and the Lenders shall have received, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act.

    (p) Solvency Certificate.  The Administrative Agent shall have received a solvency certificate from the Borrower’s chief financial officer.

    (q) Insurance.  The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 4.22.

For the purpose of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 5.1 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit under this Agreement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.1) at or prior to 3:00 p.m., New York City time, on October 29, 2010 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

    Section 5.2 Conditions to Each Extension of Credit.  The obligation of each Lender to make a Loan on the occasion of any borrowing (including its initial extension of credit), and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit (including its initial extension of credit), is subject to the satisfaction of the following conditions precedent:

    (a) Notice.  The Administrative Agent shall have received a Borrowing Request as required by Section 2.5 (or such notice shall have been deemed given in accordance with Section 2.2 in the case of the request for Term Loans or Section 3.6 in respect of a borrowing of Loans to finance the payment of LC Disbursements) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Lender and the Administrative Agent shall have received an LC Request as required by Section 3.2.

    (b) Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

    (c) No Default.  At the time of and immediately after giving effect to such borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

    (d) No Legal Bar.  No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it.  No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.  It is understood and agreed that if any Lender is restrained by any occurrence or matter set forth in this clause (d), no other unaffected Lender shall be relieved from its obligation to make Loans and other extensions of credit hereunder, subject to satisfaction of the other conditions hereunder.

    (e) USA PATRIOT Act.  With respect to Letters of Credit issued for the account of a Restricted Subsidiary only, the Lenders and the Administrative Agent shall have timely received the information required under Section 10.16.

Each of the delivery of a Borrowing Request or an LC Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 5.2(b)-5.2(e) have been satisfied.  Borrower shall provide such information (including calculations in reasonable detail of the covenants in Section 7.1) as the Administrative Agent may reasonably request to confirm that the conditions in Sections 5.2(b)-5.2(e) have been satisfied.

ARTICLE 6
AFFIRMATIVE COVENANTS

    The Borrower hereby covenants and agree that, so long as any Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Restricted Subsidiaries to:

    Section 6.1 Financial Statements.  Furnish to the Administrative Agent and each Lender:

    (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

    (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year end audit adjustments); and

    (c) If, at any time, any of the consolidated Subsidiaries of the Borrower are Unrestricted Subsidiaries, then concurrently with any delivery of financial statements under Section 6.1(a) or Section 6.1(b), a certificate of the chief financial officer of the Borrower setting forth consolidating spreadsheets that show all consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Documents required to be delivered pursuant to Section 6.1(a), Section 6.1(b) or Section 6.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.bkep.com; or (2) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

    Section 6.2 Certificates; Other Information.  Furnish to the Administrative Agent and each Lender (or, in the case of clause (g), to the relevant Lender):

    (a) concurrently with the delivery of any financial statements pursuant to Section 6.1(a) or Section 6.1(b), a Compliance Certificate from a Responsible Officer (i) stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default that has occurred that is continuing except as specified in such certificate, (ii) containing all information and calculations necessary for determining compliance by the Borrower with the covenants set forth in Section 7.1 as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (iii) to the extent not previously disclosed to the Administrative Agent, containing (A) a description of any change in the jurisdiction of organization of any Loan Party, (B) a list of any Intellectual Property acquired by any Loan Party and (C) a description of any Person that has become a Group Member, in each case since the date of the most recent report delivered pursuant to this clause (a) (or, in the case of the first such report so delivered, since the Closing Date);

    (b) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount;

    (c) concurrently with the delivery of any financial statements pursuant to Section 6.1(a) or Section 6.1(b),  a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

    (d) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

    (e) promptly following receipt thereof, copies of (i) any documents described in Section 101(k) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if the relevant Group Member or ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, such Group Member or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices promptly after receipt thereof;

    (f) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a report or reports of one or more reputable insurance brokers or consultants with respect to the insurance required by Section 6.5, in form and substance reasonably satisfactory to the Administrative Agent; and

    (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

    Section 6.3 Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member, or (b) to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

    Section 6.4 Maintenance of Existence; Compliance; Properties.

    (a)  (i)  Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

    (b) Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (c) Do or cause to be done all things necessary to maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting real property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all leases, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 6.4(c) shall prevent sales of property, consolidations or mergers by or involving any Group Member in accordance with Section 7.4 or Section 7.5.

    Section 6.5 Insurance.

    (a) Generally.  Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Group Members against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an “all risk” basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance and (v) worker’s compensation insurance and such other insurance as may be required by any Requirement of Law.

    (b) Requirements of Insurance.  All such insurance shall (i) to the extent available under Insurance Requirements, provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable and (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause; provided that, notwithstanding any such loss payee or mortgagee designation, so long as no Default or Event of Default exists, any payment under such Insurance may be made solely to the applicable Group Member for application as required and permitted by Section 2.9(b).

    (c) Notice to Agents.  Notify the Administrative Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.5 is taken out by any Group Member; and promptly deliver to the Administrative Agent a duplicate original copy of such policy or policies.

    (d) Flood Insurance.  With respect to each parcel of Improved Mortgaged Property located in a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in an amount not less than the outstanding principal amount of the Obligations that are reasonably allocable to such Improved Mortgaged Property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, it being understood that such flood insurance may be obtained from private insurance companies and issued on a collective basis to cover all of such Improved Mortgaged Property located in a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency).

    (e) Broker’s Report.  Deliver to the Administrative Agent and the Lenders a report or reports of one or more reputable insurance brokers or consultants with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

    (f) Mortgaged Properties.  No Loan Party that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party’s respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements; provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 6.5 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 6.5.

    Section 6.6 Inspection of Property; Books and Records; Discussions.  (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP shall be made of all financial transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants; provided, the Borrower shall not be obligated to reimburse the costs or expenses incurred by the Administrative Agent or any Lender in complying with the Borrower’s obligations pursuant to this Section unless a Default or an Event of Default has occurred and is continuing.

    Section 6.7 Notices.  Promptly (and, in any event, within three Business Days after a Responsible Officer of the Borrower obtains knowledge thereof) give notice to the Administrative Agent and each Lender of:

    (a) the occurrence of any Default or Event of Default;

    (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

    (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $1,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

    (d) an ERISA Event that is reasonably expected to result in a liability to any Group Member in excess of $1,000,000;

    (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

    (f) the occurrence of a Recovery Event; and

    (g) the incurrence of any material Lien (other than Liens permitted by Section 7.3) on, or claim asserted against any of the Collateral or (ii) the occurrence of any other event which could materially detract from the value of the Collateral.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

    Section 6.8 Environmental Laws.

    (a) (i) Comply with all applicable Environmental Laws, and take commercially reasonable efforts to ensure that all tenants and subtenants, if any, comply with all applicable Environmental Laws, and (ii) generate, use, treat, store, release, transport, dispose of, and otherwise manage all Materials of Environmental Concern in a manner that would not reasonably be expected to result in a liability to any Group Member or to adversely affect any real property owned or operated by any of them, and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, transporting, disposing of, or otherwise managing Materials of Environmental Concern in a manner that could reasonably be expected to result in a liability to, or adversely affect any real property owned or operated by, any Group Member; it being understood that this paragraph (a) shall be deemed not breached by a noncompliance with any of the foregoing (i) or (ii) provided that, upon learning of such noncompliance or any condition that results from such noncompliance, any affected Group Member promptly develops and diligently implements a response to such noncompliance and any such condition that is consistent with principles of commercially reasonable prudent environmental management and all applicable Environmental Laws, and provided further that such response and condition, in the aggregate with any other such responses and conditions, could not reasonably be expected to have a Material Adverse Effect.

    (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws and promptly comply in all material respects with all orders and directives of all Governmental Authorities regarding Environmental Laws or Materials of Environmental Concern.

    Section 6.9 Additional Collateral, etc.

    (a) With respect to any property acquired after the Closing Date by any Group Member of the type that would have constituted Collateral on the Closing Date (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.3(c), (d) or (e) and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions required by the Security Documents to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property (in the case of Collateral other than Pledged Stock, subject only to Liens permitted by Section 7.3), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

    (b) With respect to any fee-owned real property, easement property, or leased real property acquired after the Closing Date by any Group Member (other than (x) any fee-owned real property, easement property, or leased real property (including terminal and storage facilities) having a value (together with improvements thereof) of less than $500,000 (provided that the aggregate value of all such properties shall not exceed $10,000,000 at any time), (y) any such interest in real property subject to a Lien expressly permitted by Section 7.3(c), (d) or (e) and (z) interests in real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority (subject only to Customary Permitted Liens) Mortgage, in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such interest in real property, (ii) if reasonably requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such interest in real property in an amount equal to the purchase price of such interest in real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

    (c) With respect to any new Restricted Subsidiary (other than an Immaterial Subsidiary or an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include, for the avoidance of doubt, any existing Restricted Subsidiary that ceases to be an Immaterial Subsidiary or an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Restricted Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Restricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Restricted Subsidiary (in the case of Collateral other than Pledged Stock, subject only to Liens permitted by Section 7.3), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Restricted Subsidiary, substantially in the form of Exhibit E, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

    (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Restricted Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Restricted Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such pledged Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

    (e) Promptly, upon the reasonable request of the Administrative Agent, the Administrative Agent or any Lender, at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by Section 7.3 in the case of Collateral other than Pledged Stock, or use commercially reasonable efforts to obtain any consents or waivers as may be necessary or appropriate in connection therewith.  Use commercially reasonable efforts to deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents.  Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent may require.  If the Administrative Agent or the Required Lenders determine that they are required by a Requirement of Law to have appraisals prepared in respect of the real property of any Loan Party constituting Collateral, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable Requirements of Law.

    Section 6.10 Post Closing Matters.  Execute and deliver the documents and complete the tasks set forth on Schedule 6.10, in each case within the time limits specified on such schedule.

    Section 6.11 Designation and Conversion of Restricted and Unrestricted Subsidiaries.

    (a) Unless designated as an Unrestricted Subsidiary on Schedule 4.15 as of the Closing Date or thereafter, assuming compliance with Section 6.11(b), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

    (b) The Borrower may designate by prior written notice thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) immediately prior, and after giving effect, to such designation, (A) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), and (B) no Default or Event of Default exists or would exist (and the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.1); and (ii) the Investment deemed to be made in such Subsidiary pursuant to the next sentence would be permitted to be made at the time of such designation under Section 7.7(e).  The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary.   Except as provided in this Section 6.11(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

    (c) The Borrower may designate by prior written notice thereof to the Administrative Agent any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) immediately prior, and after giving effect to such designation, (A) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default or Event of Default exists or would exist (and the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.1) and (ii) the Borrower is in compliance with the requirements of Section 6.9 and Section 7.19.  Any such designation shall (x) be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 7.7(e) and (y) constitute the incurrence at the time of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

    (d) The Borrower will cause the management, business and affairs of each Group Member to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Group Members to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from each Group Member.

ARTICLE 7
NEGATIVE COVENANTS

    The Borrower hereby covenants and agree that, so long as any Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

    Section 7.1 Financial Condition Covenants.

    (a) Consolidated Total Leverage Ratio.  Permit the Consolidated Total Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Each Fiscal Quarter Ending on the Following Dates	Consolidated Total Leverage Ratio
December 31, 2010	5.00 to 1.00
March 31, 2011	5.00 to 1.00
June 30, 2011	5.00 to 1.00
September 30, 2011	4.75 to 1.00
December 31, 2011	4.75 to 1.00
March 31, 2012 and each fiscal quarter thereafter	4.5 to 1.00

    (b) Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Each Fiscal Quarter Ending on the Following Dates	Consolidated Interest Coverage Ratio
December 31, 2010	2.50 to 1.00
March 31, 2011	2.50 to 1.00
June 30, 2011	2.50 to 1.00
September 30, 2011 and each fiscal quarter thereafter	3.00 to 1.00

; provided, that for the purposes of determining the Consolidated Interest Coverage Ratio for the fiscal quarters of the Borrower ending December 31, 2010, March 31, 2011 and June 30, 2011, Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after September 30, 2010) multiplied by 4, 2 and 4/3, respectively.

For the purposes of determining compliance with the covenants contained in Section 7.1(a) and Section 7.1(b) pursuant to Section 7.2(j) on any day prior to the delivery of the financial statements pursuant to Section 6.1 for the fiscal quarter of the Borrower ending on December 31, 2010, (i) (A) the Consolidated Total Leverage Ratio, (B) Consolidated EBITDA for the purpose of the definition of “Consolidated Interest Coverage Ratio”, and (C) the Consolidated Interest Expense for the purpose of the definition of “Consolidated Interest Coverage Ratio”, each shall be computed as at the last day of the period of four (4) consecutive fiscal quarters of the Borrower ending with the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders pursuant to Section 4.1(b) or Section 6.1(b), as the case may be; and (ii) the Consolidated Total Leverage Ratio shall not exceed 5.00 to 1.00 and the Consolidated Interest Coverage Ratio shall not be less than 2.50 to 1.00.

Concurrently with the incurrence of any Indebtedness pursuant to Section 7.2(j) on any day prior to the delivery of the financial statements pursuant to Section 6.1 for the fiscal quarter of the Borrower ending on December 31, 2010, the Borrower shall deliver to the Administrative Agent a certificate from a Responsible Officer certifying that the calculation of the financial covenants contained in Section 7.1(a) and Section 7.1(b) on a Pro Forma Basis as required by Section 7.2(j) was made in good faith, and if requested by the Administrative Agent, the Borrower shall provide reasonably detailed information demonstrating the factual support for such calculation.

    Section 7.2 Indebtedness.  Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

    (a) Indebtedness of any Loan Party pursuant to any Loan Document;

    (b) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(b) and any refinancings, refundings, renewals or extensions thereof (without increasing (except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing), or shortening the average weighted life or the maturity of, the principal amount thereof);

    (c) intercompany Indebtedness between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries to the extent permitted by Section 7.7(d); provided that such Indebtedness is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or a Subsidiary Guarantor (or the Administrative Agent pursuant to the Security Documents);

    (d) Guarantee Obligations by any Loan Party in respect of Indebtedness otherwise permitted hereunder of any Loan Party;

    (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(d) in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

    (f) Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by any Group Member, and not incurred in contemplation thereof, in a transaction constituting a Permitted Acquisition (“Acquired Debt”); provided that, both before and after giving effect to such Permitted Acquisition, the aggregate principal amount of Indebtedness outstanding under this Section 7.2(f) shall not exceed an amount equal to ten percent (10%) of Consolidated Net Tangible Assets;

    (g) Indebtedness in connection with the endorsement of negotiable instruments, Specified Cash Management Agreements and other similar obligations in respect of netting services, overdraft protection and similar arrangements, in each case in the ordinary course of business and discharged within two (2) days of the incurrence thereof;

    (h) until December 31, 2011, Indebtedness under the Convertible Debentures, the principal amount of which does not exceed $50,000,000 in the aggregate;

    (i) Indebtedness in respect of insurance premium financing for insurance being acquired by the Borrower or any Restricted Subsidiary under customary terms and conditions;

    (j) unsecured Indebtedness for borrowed money of, or in respect of a private placement or public sale of notes by the Borrower and/or a Subsidiary Guarantor, and any unsecured guarantees thereof by the Subsidiary Guarantors; provided, however, that (i) such Indebtedness shall not have the benefit of any letter of credit or other credit support (other than such unsecured guarantees from the Subsidiary Guarantors), (ii) such Indebtedness shall have no portion of its principal amount scheduled to be due and payable prior to the first anniversary of the Maturity Date, (iii) such Indebtedness shall have the benefit of no financial maintenance covenants that are more restrictive than, or that conflict with, those contained herein and (iv) no covenant benefiting such Indebtedness shall restrict the Borrower or any of its Restricted Subsidiaries from incurring the maximum amount of Indebtedness of any type hereunder that they would be permitted to incur on the date hereof, assuming that the Borrower had exercised its rights under Section 2.22 to the greatest extent possible; provided that both before and after giving effect to the incurrence of such Indebtedness and the application of any of the proceeds thereof on the issuance date no Default or Event of Default exists or would exist and, on a Pro Forma Basis, the Borrower shall be in compliance with the covenants contained in Section 7.1(a) and Section 7.1(b); and

    (k) Indebtedness not otherwise permitted by the foregoing clauses of this Section 7.2; provided that, both before and after giving effect to the incurrence of any such Indebtedness, the aggregate principal amount outstanding under this Section 7.2(k) shall not to exceed an amount equal to ten percent (10%) of Consolidated Net Tangible Assets.

    Section 7.3 Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

    (a) Liens created pursuant to the Security Documents;

    (b) Customary Permitted Liens;

    (c) Liens in existence on the date hereof listed on Schedule 7.3(c), securing Indebtedness permitted by Section 7.2(b), provided that no such Lien is spread to cover any additional property (other than proceeds and accessions and additions to the original property) after the Closing Date and that the amount of Indebtedness secured thereby is not increased (other than as permitted by Section 7.2(b));

    (d) Liens securing Indebtedness of the Borrower or any other Restricted Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition or leasing of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets and (ii) such Liens do not at any time encumber any property other than the property (and proceeds and accessions and additions to such property) financed by such Indebtedness;

    (e) Liens securing Acquired Debt permitted pursuant to Section 7.2(f), provided, that any such Lien does not extend to any property other than the property of the newly acquired Restricted Subsidiary (and proceeds and accessions and additions to such property) that is subject to a Lien securing such Indebtedness as of the closing of the Permitted Acquisition of such Restricted Subsidiary;

    (f) Liens securing insurance premium financing under customary terms and conditions in respect of insurance policies having a term not to exceed one year, provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto; and

    (g) Liens on property not constituting the Collateral and not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Restricted Subsidiaries) $10,000,000 at any one time.

    Section 7.4 Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

    (a) any Wholly Owned Restricted Subsidiary may be merged or consolidated with or into (i) the Borrower (provided that the Borrower shall be the continuing or surviving Person) or (ii) another Wholly Owned Restricted Subsidiary (provided that if a Subsidiary Guarantor is a party, a Subsidiary Guarantor shall be the continuing or surviving Person);

    (b) any Restricted Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Wholly Owned Restricted Subsidiary (upon voluntary liquidation or otherwise) (provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must be a Loan Party) or (ii) pursuant to a Disposition permitted by Section 7.5; and

    (c) any Investment expressly permitted by Section 7.7 may be structured as a merger, consolidation or amalgamation.

    Section 7.5 Disposition of Property.  Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

    (a) the Disposition of obsolete or worn out property, or property that is no longer used or useful in the conduct of the business of the Borrower or any Restricted Subsidiary, in the ordinary course of business;

    (b) the sale of inventory in the ordinary course of business;

    (c) leases, subleases, licenses and sublicenses in each case in the ordinary course of business and that do not materially interfere with the business of the Borrower or its Restricted Subsidiaries;

    (d) Liens permitted by Section 7.3, Investments permitted by Section 7.7 and Restricted Payments permitted by Section 7.6;

    (e) Dispositions of Cash Equivalents in the ordinary course of business.

    (f) Dispositions permitted by clause (i) of Section 7.4(b);

    (g) the sale or issuance of any Restricted Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor;

    (h) Dispositions of property (i) resulting from the condemnation thereof or (ii) that has suffered a casualty (constituting a total loss or constructive total loss of such property) upon or after receipt of the insurance proceeds of such casualty;

    (i) sales or discounts of overdue accounts receivable in the ordinary course of business, in connection with the compromise or collection thereof, and not in connection with any financing transaction; and

    (j) Dispositions of property during any period of four consecutive fiscal quarters of the Borrower (the “Subject Period”) so long as (i) at least 75% of the purchase price of such property shall be paid in cash, (ii) no Default or Event of Default shall exist prior to or after giving effect to any such Disposition, (iii) the sum of (A) aggregate fair market value (at the time of disposition thereof) of all property disposed of by the Borrower and its Restricted Subsidiaries in the Subject Period pursuant to this Section 7.5(j) plus (B) the aggregate fair market value of all property then proposed to be disposed of in the Subject Period pursuant to this Section 7.5(j) does not exceed an amount equal to 10% of the Consolidated Net Tangible Assets, (iv) if the portion of the aggregate annual Consolidated EBITDA derived from all property disposed of pursuant to this Section 7.5(j) during the Subject Period (the Consolidated EBITDA for each property determined based on the four fiscal quarters prior to the Disposition of such property) would exceed an amount equal to ten percent (10%) of the Consolidated EBITDA, the consent (not to be unreasonably withheld) of the Required Lenders is obtained in connection with any such Disposition, (v) if any such property consists of Capital Stock of any Subsidiary, such Disposition shall be of all of the Capital Stock of such Subsidiary and (vi) the Administrative Agent shall have received a certificate from the Borrower demonstrating compliance with the conditions of this Section 7.5(j).

    Section 7.6 Restricted Payments.  Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

    (a) the Borrower may make Restricted Payments solely in additional units of its Capital Stock (other than Disqualified Capital Stock);

    (b) Restricted Subsidiaries may make Restricted Payments ratably with respect to their Capital Stock;

    (c) (i) the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire Capital Stock issued by it with the proceeds received from the substantially concurrent issue of new Capital Stock (provided that if such new Capital Stock being issued is preferred Capital Stock, then proceeds of such new Capital Stock may only be used to purchase, redeem or otherwise acquire Capital Stock that is preferred Capital Stock of the same series or Capital Stock having terms less favorable to the Lenders) and (ii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries in an amount not to exceed $1,000,000 for any period of four (4) consecutive fiscal quarters of the Borrower;

    (d) so long as both before and immediately after giving effect thereto, on a Pro Forma Basis, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the amount of the Total Available Revolving Commitments is greater than $10,000,000 and (iii) the Consolidated Total Leverage Ratio is not and would not be greater than (A) 4.5 to 1.00 for any fiscal quarter of the Borrower on or prior to the fiscal quarter ending June 30, 2011, (B) 4.25 to 1.00 for each of the fiscal quarters of the Borrower ending September 30, 2011 and December 31, 2011, or (C) 4.00 to 1.00 for any fiscal quarter of the Borrower ending on or after March 31, 2012, the Borrower may declare cash distributions to the holders of its Capital Stock in an amount not to exceed “Available Cash” (as such term is defined in the Borrower Partnership Agreement) pursuant to and in accordance with the terms of the Borrower Partnership Agreement (“Quarterly Distributions”); and

    (e) the Borrower may pay Quarterly Distributions within 45 days after the date of declaration thereof if, at the date of declaration, such payment would comply with clause (d) of this Section 7.6.

    Section 7.7 Investments.  Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

    (a) demand deposits with financial institutions, prepaid expenses and extensions of trade credit in the ordinary course of business (and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss);

    (b) investments in Cash Equivalents;

    (c) Guarantee Obligations permitted by Section 7.2 and performance guarantees  incurred in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries of obligations of any Loan Party;

    (d) Investments made by any Group Member in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

    (e) so long as (i) no Default or Event of Default exists either before or after giving effect thereto and (ii) the Borrower is in compliance with Section 7.1 both before and after giving effect thereto on a Pro Forma Basis, Investments in Unrestricted Subsidiaries, provided that the aggregate amount of all such Investments at any one time shall not exceed $10,000,000;

    (f) Permitted Acquisitions;

    (g) Swap Agreements to the extent expressly permitted by Section 7.11;

    (h) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses), but only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, in an aggregate amount for all Group Members not to exceed $100,000 at any one time outstanding and (ii) Restricted Payments permitted by Section 7.6(c)(ii);

    (i) the redemption of the Convertible Debentures; provided that the sole source of proceeds for such redemption is one or more offerings of Capital Stock by the Borrower on the terms of its Series A Preferred Units (as defined in the Borrower Partnership Agreement) or on terms no less favorable to the Lenders;

    (j) Investments consisting of debt securities as partial consideration for the Disposition of assets to the extent permitted by Section 7.5; and

    (k) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Restricted Subsidiaries if, both before and after giving effect to any such Investment, the aggregate amount of Investments outstanding under this Section 7.7(k)  shall not exceed an amount equal to ten percent (10%) of Consolidated Net Tangible Assets.

The amount of any Investment by any Person on any date of determination shall be the sum of the acquisition price of the gross assets acquired by such Person (including the amount of any liability assumed in connection with the acquisition by such Person to the extent such liability would be reflected as a liability on a balance sheet prepared in accordance with GAAP) plus all additional capital contributions or purchase price and earnout adjustments (positive or negative) paid (or credited) in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment minus the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than the Borrower or another Restricted Subsidiary of the Borrower) in connection with the sale of such Investment.  Whenever the term "outstanding" is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.

    Section 7.8 Optional Payments an Modifications of Certain Debt Instruments.  (a) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Convertible Debentures; (b) make any optional payments or prepayments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise) of any Indebtedness permitted by Section 7.2(j) prior to the date that is 91 days after the Maturity Date, except, provided that no Default or Event of Default has occurred and is continuing or would result from such payment, prepayments, redemptions or purchases of up to 35% of the original principal amount of such Indebtedness with the proceeds of issuances of Capital Stock; (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness permitted by Section 7.2(j) if such amendment, supplement or other modification would not be permitted by the terms of Section 7.2(j) without the prior written consent of the Required Lenders, or (d) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Borrower’s Series A Preferred Units (as defined in the Borrower Partnership Agreement) (other than any such amendment, modification, waiver or other change that would not be adverse to the Lenders).

    Section 7.9 Transactions with Affiliates.  Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise not prohibited by this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that the foregoing restriction shall not apply to (i) Restricted Payments permitted by Section 7.6, (ii) any transactions listed on Schedule 7.9 or (iii) any transactions approved by the Conflicts Committee.

    Section 7.10 Sales and Leasebacks.  Enter into any arrangement (other than the Eagle North Throughput Agreement) with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.

    Section 7.11 Swap Agreements.  Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

    Section 7.12 Changes in Fiscal Periods.  Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

    Section 7.13 Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than:

    (a) this Agreement and the other Loan Documents;

    (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby);

    (c) any agreements governing Acquired Debt or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition and not in contemplation thereof, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that such acquisition is a Permitted Acquisition and, in the case of Acquired Debt, such Indebtedness is permitted by this Agreement, provided that the restrictions contained in the agreements governing such Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Acquired Debt being refinanced; and

    (d) customary non-assignment provisions in purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case entered into in the ordinary course of business and consistent with past practices, to the extent such provisions restrict the transfer or assignment thereof.

    Section 7.14 Clauses Restricting Subsidiary Distributions.  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Restricted Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Restricted Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of:

    (i) any restrictions existing under the Loan Documents;

    (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

    (iii) any agreement governing Acquired Debt or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition and not in contemplation thereof, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that such acquisition is a Permitted Acquisition and, in the case of Acquired Debt, such Indebtedness is permitted by this Agreement, provided that the restrictions contained in the agreements governing such Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

    (iv) customary non-assignment provisions in purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case entered into in the ordinary course of business and consistent with past practices, to the extent such provisions restrict the transfer or assignment thereof;

    (v) any agreement relating to secured Indebtedness otherwise permitted by this Agreement that limits the right of the debtor to Dispose of the property subject to such Liens;

    (vi) provisions with respect to the Disposition of property in joint venture agreements and other similar agreements entered into in the ordinary course of business, to the extent that the Investment in such joint venture is permitted hereby; and

    (vii) restrictions on cash or other deposits required by utility, insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business.

    Section 7.15 Lines of Business.  Enter into any material line of business, either directly or through any Subsidiary, except for (a) those businesses in which the Borrower and its Restricted Subsidiaries are engaged on the date of this Agreement, (b) any Permitted Business and (c) activities and services that are reasonably related or ancillary to the foregoing.

    Section 7.16 Limitation on Leases.  Create, incur, assume or suffer to exist any obligation for the payment of rent or hire of property of any kind whatsoever (real or personal but excluding Capital Leases), under leases or lease agreements which would cause the aggregate amount of all payments made by the Group Members pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, as measured at the time of the incurrence of any such obligation, to exceed five percent (5%) of the Consolidated Net Tangible Assets in any period of twelve consecutive calendar months during the life of such leases.

    Section 7.17 Take-or-Pay Contracts.  Enter into any take-or-pay or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or services regardless of whether they are delivered or furnished, other than contracts for pipeline capacity or for services in either case reasonably anticipated to be utilized in the ordinary course of business.

    Section 7.18 Compliance with Anti-Terrorism Laws.

    (a) Directly or indirectly, in connection with the Loans, knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engage in or conspire to en-gage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

    (b) Directly or indirectly, in connection with the Loans, knowingly cause or permit any of the funds that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Anti-Terrorism Law.

    (c) Knowingly cause or permit (i) an Embargoed Person to have any direct or indirect interest in or benefit of any nature whatsoever in the Loan Parties or (ii) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, an Embargoed Person.

    (d) The Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming compliance with this Section 7.18.

    Section 7.19 Unrestricted Subsidiaries.

    (a) Permit any Group Member to, incur, assume, guarantee or be or become liable for any Indebtedness of any of the Unrestricted Subsidiaries.

    (b) Permit any Unrestricted Subsidiary to hold any Capital Stock in, or any Indebtedness of, any Group Member.

    Section 7.20 Amendment of Borrower Partnership Agreement.  Permit any amendment, modification or change, or consent to any amendment, modification or change to, (a) the definition of “Available Cash” in the Borrower Partnership Agreement or (b) any of the other terms of the Borrower Partnership Agreement, except, in the case of this clause (b), to the extent the same could not reasonably be expected to be materially adverse to the Lenders (and provided that the Borrower promptly furnishes to the Administrative Agent a copy of such amendment, modification, supplement, cancellation, termination or waiver).

ARTICLE 8
EVENTS OF DEFAULT

    Section 8.1 Events of Default.  If any of the following events (each, an “Event of Default”) shall occur and be continuing:

    (a) the Borrower shall fail to pay (i) any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; (ii) any interest on any Loan or Reimbursement Obligation, or any fee payable hereunder or under any other Loan Document, within three (3) Business Days after any such interest or fee becomes due; or (iii) any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such other amount becomes due; or

    (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

    (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7, Section 6.9, Section 6.10, Section 6.11 or Article 7 of this Agreement or Sections 5.5 and 5.6(b) of the Guarantee and Collateral Agreement; or

    (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

    (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

    (f) (i) any Group Member or the General Partner shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member or the General Partner shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member or the General Partner any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Group Member or the General Partner any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member or the General Partner shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; (v) any Group Member or the General Partner shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) any Group Member shall make a general assignment for the benefit of its creditors; or

    (g) (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan, (ii) the PBGC shall institute proceedings to terminate any Pension Plan(s), (iii) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (iv) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to result in a Material Adverse Effect; or

    (h) one or more judgments or decrees shall be entered against (or any valid and binding settlement agreement shall be entered into by) any Group Member involving in the aggregate a liability (not paid by any Group Member when due in accordance with the terms thereof or not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and (in the case of judgments and decrees) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

    (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, in each case except as expressly permitted by the terms of the Loan Documents; or

    (j) the guarantee contained in Article 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert, other than the release of a Subsidiary Guarantor from the Guarantee and Collateral Agreement in connection with a transaction permitted by the Loan Documents; or

    (k) any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower or the General Partner, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of LC Exposure, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of LC Exposure, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents.  After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

    Section 8.2 Application of Proceeds.  The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Administrative Agent pursuant to this Agreement, promptly by the Administrative Agent as follows:

    (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, and all fees payable to the Administrative Agent, and all amounts for which the Administrative Agent is entitled to indemnification, in each case pursuant to the provisions of any Loan Document (including, without limitation, pursuant to Section 10.5), together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

    (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, in each case pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

    (c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal, Reimbursement Obligations and obligations to cash collateralize Letters of Credit) and any fees, premiums and scheduled periodic payments due under Specified Swap Agreements or Specified Cash Management Agreements constituting Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

    (d) Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the Obligations and any premium thereon (including Reimbursement Obligations and obligations to cash collateralize Letters of Credit) and any breakage, termination or other payments under Specified Swap Agreements and Specified Cash Management Agreements constituting Obligations and any interest accrued thereon; and

    (e) Fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

ARTICLE 9
THE AGENTS

    Section 9.1 Appointment.  Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

    Section 9.2 Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

    Section 9.3 Exculpatory Provisions.  Neither any Agent nor any of their respective Related Parties shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder.  The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

    Section 9.4 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

    Section 9.5 Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

    Section 9.6 Non-Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys in fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates.

    Section 9.7 Indemnification.  Without limiting the obligations of the Lenders under Section 10.5, the Lenders agree to indemnify each Agent and each Related Party of such Person (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

    Section 9.8 Agent in Its Individual Capacity.  Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent.  With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

    Section 9.9 Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.1(a) or Section 8.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation (except that in the case of any Collateral and Liens held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral and Liens until such time as a successor Administrative Agent is appointed), the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9.9 and of Section 10.5 shall continue to inure to its benefit.

    Section 9.10 Co-Syndication Agents.  No Co-Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

ARTICLE 10
MISCELLANEOUS

    Section 10.1 Amendments and Waivers.  Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be waived, amended, supplemented or modified except in accordance with the provisions of this Section 10.1.  The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.15, Section 8.2, and Section 10.7 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to each Facility adversely affected thereby; (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vii) amend, modify or waive any provision of Article 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; or (viii) amend, modify or waive any provision of Article 3 without the written consent of the Issuing Lender.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans.  In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary herein, any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by each Loan Party party to the relevant Loan Document and the Administrative Agent (without the consent of any Lender) solely to cure a defect or error, or to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property. Notwithstanding anything in this Section 10.1 or any other provision in this Agreement or any other Loan Document to the contrary, the Loans, LC Exposure and unused Commitments held or deemed held by any Affiliate Lender shall be excluded for purposes of making a determination of Required Lenders or Majority Facility Lenders; provided, that the foregoing shall not apply to the vote of an Affiliate Lender in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender affected thereby.

    Section 10.2 Notices.

    (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 10.2(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

    (i) if to the Borrower, to it at Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136, Attention of Chief Financial Officer, Facsimile No. (918) 237-4001, with a copy, which shall not constitute notice to the Borrower, to Baker Botts L.L.P. at 2001 Ross Avenue, Dallas, Texas 75201, Attention of Doug Rayburn, Facsimile No. (214) 661-4634 ;

    (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin Street, Floor 10, Houston, Texas 77002-6925, Attention of Nina Guinchard, Facsimile No.: 713-427-6307; with a copy to Marshall Trenckmann, Facsimile No.: 713-216-8870;

    (iii) if to JPMorgan Chase Bank, N.A., as the Issuing Lender, to JPMorgan Chase Bank, N.A., c/o JPMorgan Treasury Services, 10420 Highland Manor Drive, 4th floor, Tampa, Florida 33610-9128, Attention of Standby Letter of Credit Dept., Attention of James E Alonzo, Facsimile No.: 813-432-5161; and

    (iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

    (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

    (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

    Section 10.3 No Waiver; Cumulative Remedies.  No failure on the part of the Administrative Agent, any other Agent, the Issuing Lender or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges of the Administrative Agent, any other Agent, the Issuing Lender and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, remedies, powers and privileges that they would otherwise have (but in no event shall the Administrative Agent, any other Agent, the Issuing Lender or any Lender be entitled to recover for the same loss more than once).  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 10.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

    Section 10.4 Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

    Section 10.5 Payment of Expenses and Taxes.

    (a) The Borrower shall pay (i) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the Arranger in connection with the syndication of the Facilities, the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto), including the reasonable fees and disbursements of counsel to the Administrative Agent and the Arranger and filing and recording fees and expenses, with invoices with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on demand, (ii) all costs, expenses, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Document or any other document referred to therein (other than Taxes, for which the provisions of Section 2.17(b) shall apply instead), (iii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iv) all out-of-pocket costs and expenses incurred by the Administrative Agent, the Arranger, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Arranger, the Issuing Lender or any Lender, in connection with the enforcement or preservation of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that the Borrower shall not have any obligation under this Section 10.5 in connection with any action or claims brought by one Secured Party solely against another Secured Party.

    (b) THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, EACH OTHER AGENT, THE ARRANGER, THE ISSUING LENDER AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE (OTHER THAN TAXES, FOR WHICH THE PROVISIONS OF SECTION 2.17(d) SHALL APPLY), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (1) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (2) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (3) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (4) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (a) ANY REFUSAL BY THE ISSUING LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (b) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (5) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (6) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES BY THE BORROWER AND ITS SUBSIDIARIES OR THEIR RESPECTIVE AFFILIATES, (7) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY DOCUMENTS, (8) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF MATERIALS OF ENVIRONMENTAL CONCERN OR HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (9) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR AFFILIATES, (10) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR AFFILIATES OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (11) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR AFFILIATES OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF MATERIALS OF ENVIRONMENTAL CONCERN OR HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR AFFILIATES,

(12) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR AFFILIATES, OR (13) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR AFFILIATES,  OR (14) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (x) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER OR ANY OTHER LOAN PARTY AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY LOAN DOCUMENT, IF THE BORROWER OR SUCH LOAN PARTY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION OR (z) RESULT FROM CLAIMS SOLELY BETWEEN OR AMONG INDEMNITEES.

    (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any other Agent, the Arranger or the Issuing Lender under this Section, each Lender severally agrees to pay to the Administrative Agent, such other Agent, the Arranger or the Issuing Lender, as the case may be, ratably according to its respective Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such other Agent, the Arranger or the Issuing Lender in its capacity as such.

    (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

    (e) All amounts due under this Section 10.5 shall be payable not later than ten (10) days after written demand therefor.   The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

    Section 10.6 Successors and Assigns; Participations and Assignments.

    (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

    (b)  (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

       (A) the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

       (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an affiliate of a Lender or an Approved Fund;

       (C) the Issuing Lender; provided that no consent of the Issuing Lender shall be required for an assignment of the Term Loans; and

       (D) without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective Assignee that bears a relationship to the Borrower described in Section 108(e)(4) of the Code.

    (ii) Assignments shall be subject to the following additional conditions:

       (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

       (B) (1) the parties to each assignment (other than any party that is solely consenting thereto) shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

       (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

    (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.16, Section 2.17, Section 2.18 and Section 10.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

    (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

    (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

    (c) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) without the prior written consent of the Administrative Agent, no participation shall be sold to a prospective Participant that bears a relationship to the Borrower described in Section 108(e)(4) of the Code.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.16, Section 2.17 and Section 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.16 and Section 2.17 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.16 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof that occurs after the Participant acquired the applicable participation.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

    (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

    (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

    (f) Notwithstanding anything in this Section 10.6 or any other provision in this Agreement or any other Loan Document to the contrary, for the purposes of this Section 10.6, the terms “Assignee”, “Approved Fund” and “Participant” shall exclude any Affiliate Lender or any Affiliate thereof.

    Section 10.7 Adjustments; Set off.

    (a) Except to the extent that this Agreement, any other Loan Document or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

    (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

    Section 10.8 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

    Section 10.9 Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    Section 10.10 Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

    Section 10.11 GOVERNING LAW; Jurisdiction; Consent to Service of Process.

    (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

    (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Supreme Court of the State of New York, sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from either thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes, or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any of the other Agents, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

    (c) Each party to this Agreement agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

    Section 10.12 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

    Section 10.13 Acknowledgements.  The Borrower hereby acknowledges that:

    (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

    (b) neither the Administrative Agent, the Issuing Lender nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Issuing Lender and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

    (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

    Section 10.14 Releases of Guarantees and Liens.

    (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

    (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than contingent indemnification obligations and obligations under or in respect of Specified Swap Agreements and Specified Cash Management Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized or otherwise backstopped in a manner satisfactory to the Issuing Lender), the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

    (c) In each case as specified in this Section 10.14, the Administrative Agent will, at the Borrower’s sole expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Security Documents or to release such Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Section 10.14.

    Section 10.15 Confidentiality.  Each of the Administrative Agent and each Lender agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such Information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) if agreed by the Borrower in its sole discretion, to any other Person.  For purposes of this Section, “Information” means all information received from the General Partner or any Loan Party (or on their behalf) relating to the General Partner or any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to such disclosure; provided that, in the case of such information received by the Administrative Agent or any Lender after the Closing Date, such information is clearly identified at the time of delivery as confidential.

    Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the General Partner, the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

    All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the General Partner, the Borrower and its Affiliates and their related parties or their respective securities.  Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

    Section 10.16 USA PATRIOT Act Notice and Customer Verification.  Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act, they are required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or the Administrative Agent, as applicable, to verify the identity of each Loan Party.  This information must be delivered to the Lenders and the Administrative Agent no later than five days prior to the Closing Date and thereafter promptly upon request.  This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.

    Section 10.17 Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

    Section 10.18 Obligations Absolute.  To the fullest extent permitted by applicable Requirements of Law, all obligations of the Borrower hereunder shall be absolute and unconditional irrespective of:

    (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

    (b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

    (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

    (d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

    (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

    (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower or any of the Loan Parties.

    Section 10.19 Limitation of Liability.  The General Partner, as general partner of the Borrower, shall not be liable for the obligations of the Borrower under this Agreement, including, without limitation, by reason of any payment obligation imposed by governing state partnership statutes and any provision of the applicable limited partnership agreement of the Borrower that requires the General Partner to restore a capital account deficit.

[SIGNATURES BEGIN NEXT PAGE]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	BLUEKNIGHT ENERGY PARTNERS
G.P., L.L.C., its general partner,

By:	/s/ Alex G. Stallings
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to the Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative
Agent, Issuing Lender and as a Lender

By:	/s/ Robert Traband
Name:	Robert Traband
Title:	Managing Director

Signature Page to the Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Co-Syndication Agent and as a Lender

By:	/s/ Zali Win
Name:	Zali Win
Title:	Managing Director

By:	/s/ Michael Kermarrec
Name:	Michael Kermarrec
Title:	Vice President

Signature Page to the Credit Agreement

LLOYDS TBS BANK PLC, as Co-Syndication Agent and as a Lender

By:	/s/ Debra Carlson
Name:	Debra Carlson
Title:	Director, Corporate Banking USA

By:	/s/ Daniel Carr
Name:	Daniel Carr
Title:	Vice President, Project Finance

Signature Page to the Credit Agreement

SOCIETE GENERALE, as Co-Syndication Agent and as a Lender

By:	/s/ Anson Williams
Name:	Anson Williams
Title:	Director

Signature Page to the Credit Agreement

NATIXIS, as a Lender

By:	/s/ Daniel Payer
Name:	Daniel Payer
Title:	Managing Director

By:	/s/ Donovan Broussard
Name:	Donovan Broussard
Title:	Managing Director

Signature Page to the Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ John Miller
Name:	John Miller
Title:	Director

Signature Page to the Credit Agreement

MIZUHO CORPORATE BANK LTD., as a Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

Signature Page to the Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Tom K. Martin
Name:	Tom K. Martin
Title:	Director

Signature Page to the Credit Agreement

VITOL REFINING GROUP B.V., as a Lender

By:	/s/ J. G. Sterken
Name:	J. G. Sterken
Title:	Managing Director
:

Signature Page to the Credit Agreement

SCHEDULE 1.1A

COMMITMENTS

REVOLVING COMMITMENTS

Lender	Commitment	Percent
JPMORGAN CHASE BANK, N.A.	$15,000,000.00	20.0000%
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	10,909,090.91	14.5455%
LLOYDS	10,909,090.91	14.5455%
SOCIETE GENERALE	10,909,090.91	14.5455%
NATIXIS	8,181,818.18	10.9091%
CITIBANK, N.A.	6,818,181.82	9.0909%
MIZUHO CORPORATE BANK LTD.	6,818,181.82	9.0909%
WELLS FARGO BANK, N.A.	5,454,545.45	7.2727%
Total:	$75,000,000.00	100.00%

TERM COMMITMENTS

Lender	Commitment	Percent
JPMORGAN CHASE BANK, N.A.	$25,000,000.00	12.5000%
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	29,090,909.09	14.5455%
LLOYDS	29,090,909.09	14.5455%
SOCIETE GENERALE	29,090,909.09	14.5455%
NATIXIS	21,818,181.82	10.9091%
CITIBANK, N.A.	18,181,818.18	9.0909%
MIZUHO CORPORATE BANK LTD.	18,181,818.18	9.0909%
WELLS FARGO BANK, N.A.	14,545,454.55	7.2727%
VITOL REFINING GROUP B.V.	15,000,000.00	7.5000%
Total:	$200,000,000.00	100.00%

Schedule 1.1A to Credit Agreement

SCHEDULE 1.1B

DESIGNATED CLOSING PROPERTIES

1.	East Texas (Longview) Pipeline Properties (TX)

a.	Texas

i.	Anderson County

ii.	Camp County

iii.	Cherokee County

iv.	Fort Bend County

v.	Franklin County

vi.	Gregg County

vii.	Harris County

viii.	Rusk County

ix.	Smith County

x.	Titus County

xi.	Upshur County

xii.	Wood County

2.	Mid-Continent Pipeline Properties (TX, OK)

a.	Texas

i.	Andrews County

ii.	Carson County

iii.	Jones County

iv.	Moore County

v.	Potter County

vi.	Taylor County

Schedule 1.1B to Credit Agreement

b.	Oklahoma

i.	Alfalfa County

ii.	Beaver County

iii.	Carter County

iv.	Cleveland County

v.	Creek County

vi.	Garvin County

vii.	Hughes County

viii.	Kingfisher County

ix.	Lincoln County

x.	McClain County

xi.	Murray County

xii.	Okfuskee County

xiii.	Osage County

xiv.	Pawnee County

xv.	Payne County

xvi.	Pontotoc County

xvii.	Pottawatomie County

xviii.	Seminole County

xix.	Stephens County

xx.	Texas County

3.	Other Crude Assets

a.	Kansas

i.	Butler County

ii.	Clark County

iii.	Ellis County

Schedule 1.1B to Credit Agreement

iv.	Harper County

v.	Haskell County

vi.	Stafford County

vii.	Trego County

4.	Asphalt Properties (AR, CA, CO, GA, ID, IL, IN, KS, MI, MO, MT, NE, NV, NJ, OH, OK, PA, TN, TX, UT, VA, WA)

a.	Arkansas

i.	Pulaski County (Little Rock Terminal as Lessor)

b.	California

i.	San Bernadino County (Fontana Terminal as Lessor)

c.	Colorado

i.	Adams County (Denver-C Terminal and Denver-K Terminal)

ii.	Mesa County (Grand Junction Terminal)

iii.	Pueblo County (Pueblo Terminal)

d.	Georgia

i.	Chatham County (Garden City Terminal as Lessor)

e.	Idaho

i.	Ada County (Boise Terminal as Lessor)

f.	Illinois

i.	Cook County (Chicago Marine Terminal as Sublessor)

ii.	Peoria County (Pekin Terminal as Lessor)

g.	Indiana

i.	Kosciusko County (Warsaw Terminal as Lessor)

h.	Kansas

i.	Butler County (El Dorado Terminal as Sublicensor)

ii.	Ford County (Dodge City Terminal as Lessor)

iii.	Harvey County (Halstead Terminal as Lessor)

Schedule 1.1B to Credit Agreement

iv.	Saline County (Salina Terminal as Lessor)

i.	Michigan

i.	Bay County (Bay City Terminal)

j.	Missouri

i.	City of St. Louis (St. Louis Terminal)

ii.	New Madrid County (New Madrid Terminal as Lessor)

iii.	Pettis County (Sedalia Terminal as Lessor)

k.	Montana

i.	Yellowstone County (Billings Terminal as Lessor)

l.	Nebraska

i.	Hall County (Grand Island Terminal

m.	Nevada

i.	Clark County (Las Vegas Terminal as Lessor)

n.	New Jersey

i.	Camden County (Gloucester Terminal)

o.	Ohio

i.	Franklin County (Columbus Terminal as Lessor)

p.	Oklahoma

i.	Carter County (Ardmore Terminal as Sublessor and Sublicensor)

ii.	Comanche County (Lawton Terminal as Lessor)

iii.	Muskogee County (Muskogee Terminal as Sublessor)

iv.	Rogers County (Catoosa (Koch) Terminal as Sublessor, Catoosa (Port 33) Terminal and Catoosa (Port of Catoosa-Frontier) Terminal)

q.	Pennsylvania

i.	Berks County (Reading Terminal as Lessor)

ii.	Northumberland County (Northumberland Terminal as Lessor)

r.	Tennessee

Schedule 1.1B to Credit Agreement

i.	Decatur County (Parsons Terminal as Sublessor)

ii.	Shelby County (Memphis (EM Marathon) Terminal as Lessor and Memphis (PMAC) Terminal)

s.	Texas

i.	Ellis County (Ennis Terminal as Lessor)

ii.	Tarrant County (Saginaw Terminal)

iii.	Travis County (Austin Terminal as Lessor)

iv.	Lubbock County (Lubbock Terminal as Lessor)

t.	Utah

i.	Davis County (N. Salt Lake City Terminal as Lessor and Woods Cross Terminal as Lessor)

u.	Virginia

i.	City of Newport News (Newport News Terminal)

v.	Washington

i.	Franklin County (Pasco Terminal as Sublessor)

ii.	Spokane County (Spokane (Hillyard) Terminal as Sublessor and Spokane (Valley) Terminal as Lessor)

Schedule 1.1B to Credit Agreement

SCHEDULE 1.1C

REMAINING CLOSING PROPERTIES

None.

Schedule 1.1C to Credit Agreement

SCHEDULE 4.1

LONG TERM LEASES

1.           The “Throughput Capacity Agreement” referenced in the Borrower’s Form 8-K filed with the SEC on September 3, 2010.

2.           The “Crude Oil Storage Services Agreement” attached as Exhibit 10.52 to the Borrower’s Form 10-K filed with the SEC on March 30, 2010 (as amended by Exhibit 10.53 to the Borrower’s Form 10-K filed with the SEC on March 30, 2010).

3.           The “Crude Oil Storage Services Agreement” attached as Exhibit 10.54 to the Borrower’s Form 10-K filed with the SEC on March 30, 2010.

4.           The “Master Agreement” attached as Exhibit 10.1 to the Borrower’s Form 8-K filed with the SEC on July 30, 2010.

5.           Leasing contracts previously disclosed to the Lenders on September 13, 2010 on page 19 of the document titled “Blueknight Lender Presentation”.

6.           Ground Lease dated October 1, 2005 between Pepper Tank Company and K.C. Asphalt, LLC

7.           Indenture; Memorandum of Lease dated October 24, 1940 between The Sanitary District of Chicago and Marine Oil Terminal Company, Gustafson Oil Company, Koch Materials .Company.

8.           Contract for Industry Track #172783 dated May 1, 1985 between BNSF Railway Company and Kansas Emulsions, Inc.

9.           Lease and Agreement for Business/Industrial Park Buildings/Ground Sites, dated February 1, 1999 between Hall County Airport Authority, Consolidated Oil & Transportation Company, Inc. and FGI, LLC.

10.           Lease Agreement dated March 28, 2006 between Hall County Airport Authority and SemMaterials, L.P.

11.           Lease dated July 29, 1983, between Margaret Bank Bacon, O.G. Bacon III, Jane Bacon Reddick and Riffe Petroleum Company.

12.           Lease dated February 3, 2004 between Bacon Incorporated and Koch Materials Company.

13.           First Amendment to Lease Agreements dated July 1, 1982 between The City of Tulsa-Rogers County Port Authority, Port City Bulk Terminal, Inc., Enron Products Marketing Company, Frontier Terminal and Trading Company.

14.           Lease Agreement dated November 1, 2001 between The City of Tulsa-Rogers County Port Authority and Koch Materials Company.

15.           Real Estate Lease dated March 15, 2005 between Port Verdigris 33, Inc. and SemProducts, L.P.

16.           Lease Agreement dated December 13, 1993 between Muskogee City - County Port Authority and Koch Materials Company.

17.           Lease Agreement dated October 22, 2003 between Nancy Ivey, Joe T. Burton, James H. Burton, Sarah Vise, Lori Duke, Kim Parks and Koch Materials Company.

18.           Indefinite Term Lease, No. 525,273 dated July 16, 1992 between Burlington Northern Railroad Company and Koch Materials Company.

19.           Lease Agreement, Lease No. 250,457 dated August 1, 1986 between Burlington Northern Railroad Company and Koch Materials Company, a Division of Koch Fuels, Inc.

Schedule 4.1 to Credit Agreement

20.           Office Lease dated as of April 7, 2009, to be effective as of 11:59 PM CDT March 31, 2009, by and between SemGroup Energy Partners, L.L.C. and SemCrude, L.P. (filed as Exhibit 10.10 to the Borrower’s Form 8-K filed with the SEC on April 10, 2009).

21.           Building Lease dated as of April 7, 2009, to be effective as of 11:59 PM CDT March 31, 2009, by and between SemGroup Energy Partners, L.L.C. and SemCrude, L.P. (filed as Exhibit 10.11 to the Borrower’s Form 8-K filed with the SEC on April 10, 2009.

Schedule 4.1 to the Credit Agreement

SCHEDULE 4.4

CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

Resolutions of the General Partner’s Conflicts Committee and the board of directors or other similar authority of the General Partner and each Loan Party, which have been delivered to the Administrative Agent.

Schedule 4.4 to Credit Agreement

SCHEDULE 4.6

LITIGATION

1.
Investigation related to the SEC letter dated July 21, 2008 referenced in the Borrower’s Form 10-K for the fiscal year ending December 31, 2009 (the “10K”), as updated by the Borrower’s Form 10-Q for the fiscal quarter ending March 31, 2010 and the Borrower’s Form 10-Q for the fiscal quarter ending June 30, 2010.

2.
The shareholder litigation described in the 10-K, which cases named therein have been further consolidated into the case referenced as “In re: SemGroup Energy Partners, L.P. Securities Litigation, Case No. 08-CV-425-GKF-PJC” in the 10K.

3.	Litigation filed by Keystone Gas Company as more specifically described in the 10K.
4.	The July 8, 2009 litigation in respect of the “Phantom Unit Agreement” described in the Borrower’s Form 10-Q for the fiscal quarter ending March 31, 2010.

Schedule 4.6 to Credit Agreement

SCHEDULE 4.15

SUBSIDIARIES

Subsidiary	Restricted/ Unrestricted and Immaterial Subsidiary, as applicable	Owner of the Equity Interests	Ownership Percentage	Description of Interest
BKEP Operating, L.L.C. (DE)	Restricted Subsidiary	Borrower	100%	limited liability company membership interest
BKEP Materials, L.L.C. (TX)	Restricted Subsidiary	BKEP Operating, L.L.C.	100%	limited liability company membership interest
BKEP Asphalt, L.L.C. (TX)	Restricted Subsidiary	BKEP Materials, L.L.C.	100%	limited liability company membership interest
BKEP Management, Inc. (DE)	Restricted Subsidiary	BKEP Operating, L.L.C.	100%	1,000 common shares
BKEP Crude, L.L.C. (DE)	Restricted Subsidiary	BKEP Operating, L.L.C.	100%	limited liability company membership interest
BKEP Pipeline, L.L.C. (DE)	Restricted Subsidiary	BKEP Crude, L.L.C.	100%	limited liability company membership interest
BKEP Pipeline, L.P. (TX)	Restricted Subsidiary	BKEP Pipeline, L.L.C.	0.5%	general partner
		BKEP Crude, L.L.C.	99.5%	limited partner
BKEP Finance Corporation (DE)	Restricted Subsidiary	Borrower	100%	1,000 common shares
BKEP Field Services, L.L.C. (DE)	Restricted Subsidiary	BKEP Crude, L.L.C.	100%	limited liability company membership interest
BKEP Sub, L.L.C. (DE)	Restricted Subsidiary/ Immaterial Subsidiary	BKEP Crude, L.L.C.	100%	limited liability company membership interest

Schedule 4.15 to Credit Agreement

SCHEDULE 4.18

ENVIRONMENTAL MATTERS

Allegations of environmental liabilities in respect of certain asphalt assets, as more specifically referenced in Part II, Item 1A of the Borrower’s Form 10-Q for the fiscal quarter ending June 30, 2010.

Schedule 4.18 to Credit Agreement

SCHEDULE 4.20

MORTGAGE FILING JURISDICTIONS

Grantor:	Filing:	State:	County
BKEP Materials, L.L.C.	Mortgage	Arkansas	Pulaski
BKEP Materials, L.L.C.	Deed of Trust	California	San Bernadino
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Colorado	Adams
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Colorado	Mesa
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Colorado	Pueblo
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed to Secure Debt	Georgia	Chatham
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Idaho	Ada
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Illinois	Cook
BKEP Materials, L.L.C.	Mortgage	Illinois	Peoria
BKEP Materials, L.L.C.	Mortgage	Indiana	Kosciusko
BKEP Materials, L.L.C.	Mortgage	Kansas	Butler
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Kansas	Clark
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Kansas	Ellis
BKEP Materials, L.L.C.	Mortgage	Kansas	Ford
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Kansas	Harper
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Kansas	Harvey
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Kansas	Haskell
BKEP Materials, L.L.C.	Mortgage	Kansas	Saline
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Kansas	Stafford
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Kansas	Trego
BKEP Materials, L.L.C.	Mortgage	Michigan	Bay
BKEP Materials, L.L.C.	Deed of Trust	Missouri	City of St. Louis
BKEP Materials, L.L.C.	Deed of Trust	Missouri	New Madrid
BKEP Materials, L.L.C.	Deed of Trust	Missouri	Pettis
BKEP Materials, L.L.C.	Deed of Trust	Montana	Yellowstone
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Nebraska	Hall
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Nevada	Clark
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	New Jersey	Camden
BKEP Materials, L.L.C.	Open End Mortgage	Ohio	Franklin
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Alfalfa
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Beaver
BKEP Materials, L.L.C.	Mortgage	Oklahoma	Carter
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Cleveland
BKEP Materials, L.L.C.	Mortgage	Oklahoma	Comanche
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Creek
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Garvin
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Hughes
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Kingfisher
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Lincoln
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	McClain
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Murray
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Mortgage	Oklahoma	Muskogee
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Okfuskee
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Osage
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Pawnee
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Payne
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Pontotoc
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Pottawatomie
BKEP Materials, L.L.C.	Mortgage	Oklahoma	Rogers
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Seminole
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Stephens
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Mortgage	Oklahoma	Texas
BKEP Materials, L.L.C.	Open End Mortgage	Pennsylvania	Berks
BKEP Materials, L.L.C.	Open End Mortgage	Pennsylvania	Northumberland
BKEP Materials, L.L.C.	Deed of Trust	Tennessee	Decatur
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Tennessee	Shelby
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Anderson
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Andrews
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Camp
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Carson
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Cherokee
BKEP Materials, L.L.C.	Deed of Trust	Texas	Ellis
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Fort Bend
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Franklin
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Gregg
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Harris
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Jones
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Texas	Lubbock
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Moore
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Potter
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Rusk
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Smith
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Texas	Tarrant
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Taylor
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Titus
BKEP Materials, L.L.C.	Deed of Trust	Texas	Travis
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Upshur
BKEP Crude, L.L.C. BKEP Pipeline, L.L.C. BKEP Pipeline, L.P.	Deed of Trust	Texas	Wood
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Utah	Davis
BKEP Materials, L.L.C.	Credit Line Deed of Trust	Virginia	City of Newport News
BKEP Materials, L.L.C.	Deed of Trust	Washington	Franklin
BKEP Materials, L.L.C. BKEP Asphalt, L.L.C.	Deed of Trust	Washington	Spokane

Schedule 4.20 to Credit Agreement

SCHEDULE 4.23

IMPROVED MORTGAGED PROPERTIES

PROPERTY/FACILITY	STATE	COUNTY

Little Rock Terminal	AR	Pulaski
Fontana Terminal	CA	San Bernadino
Denver-C Terminal	CO	Adams
Denver-K Terminal	CO	Adams
Grand Junction Terminal	CO	Mesa
Pueblo Terminal	CO	Pueblo
Garden City Terminal	GA	Chatham
Boise Terminal	ID	Ada
Chicago Terminal	IL	Cook
Pekin Terminal	IL	Peoria
Warsaw Terminal	IN	Kosciusko
El Dorado Terminal	KS	Butler
Dodge City Terminal	KS	Ford
Halstead Terminal	KS	Harvey
Salina Terminal	KS	Saline
Bay City Terminal	MI	Bay
St. Louis Terminal	MO	City of St. Louis
New Madrid Terminal	MO	New Madrid
Sedalia Terminal	MO	Pettis
Billings Terminal	MT	Yellowstone
Grand Island Terminal	NE	Hall
Las Vegas Terminal	NV	Clark
Gloucester Terminal	NJ	Camden
Columbus Terminal	OH	Franklin
Ardmore Terminal	OK	Carter
Lawton Terminal	OK	Comanche
Muskogee Terminal	OK	Muskogee
Catoosa (Koch) Terminal	OK	Rogers
Catoosa (Port 33) Terminal	OK	Rogers
Catoosa (Port-of-Catoosa Frontier) Terminal	OK	Rogers
Reading Terminal	PA	Berks
Northumberland Terminal	PA	Northumberland
Parsons Terminal	TN	Decatur
Memphis (EM Marathon) Terminal	TN	Shelby
Memphis Terminal	TN	Shelby
Ennis Terminal	TX	Ellis
Lubbock Terminal	TX	Lubbock
Saginaw Terminal	TX	Tarrant
Austin Terminal	TX	Travis
N. Salt Lake Terminal	UT	Davis
Woods Cross Terminal	UT	Davis
Newport News Terminal	VA	Newport News
Pasco Terminal	WA	Franklin
Spokane (Hillyard) Terminal	WA	Spokane
Spokane Valley Terminal	WA	Spokane
Cushing Terminal	OK	Payne

Schedule 4.23 to Credit Agreement

SCHEDULE 6.10

POST CLOSING TASKS

    Unless otherwise defined below, each capitalized term used in this Schedule 6.10 has the meaning given such term in the Agreement.

    (a)           Within sixty (60) days after the Closing Date (or such later date acceptable to the Administrative Agent in its sole discretion in writing), the Borrower shall ensure that the following conditions are met:

    (i)           If requested by the Administrative Agent and required to induce the Title Insurance Company to issue the Title Insurance Policies in the form required by clause (ii) below, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (ii) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the Improved Mortgaged Property certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company.

    (ii)           The Administrative Agent shall have received in respect of each tract or parcel of Improved Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance, in each case, in such amounts, and in form and substance, and with such endorsements, satisfactory to the Administrative Agent, insuring the Lien of each such Mortgage as a valid first mortgage or deed of trust Lien on such applicable Improved  Mortgaged Property subject only to Customary Permitted Liens  (collectively, the “Title Insurance Policies”).

    (iii)           The Administrative Agent shall have received evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all premiums and other charges in connection with the issuance of the Title Insurance Policies, including without limitation all search and examination charges, escrow charges and related charges of the Title Insurance Company.

    (iv)           The Borrower and/or any applicable Group Member shall have executed and delivered such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Insurance Company to issue the Title Insurance Policies.

    (v)           The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the Title Insurance Policies referred to in clause (ii) above and to the extent in Borrower’s possession or control, a copy of all other material documents affecting the Improved Mortgaged Property.

    (b)   Within thirty (30) days after the Closing Date (or such later date acceptable to the Admininstrative Agent on its sole discretion in writing), the Borrower shall cause each Loan Party to execute and deliver to the Administrative Agent deposit account control agreements in form and substance reasonable satisfactory to the Administrative Agent with respect to each deposit account of the Loan Parties.

Schedule 6.10 to Credit Agreement

    (c)           The Borrower shall use reasonable efforts to cause to be delivered to the Administrative Agent, within ninety (90) days after the Closing Date (or such later date acceptable to the Administrative Agent in its sole discretion in writing), written consents, in form and substance reasonably acceptable to the Administrative Agent, executed by each of the landlords, lessors, licensors, or other counterparties (as the case may be) under the leases, licenses, or other applicable agreements pertaining to the following locations of Improved Mortgaged Property: (i) Denver, CO K Terminal, (ii) El Dorado, KS Terminal, (iii) Grand Island, NE Terminal, (iv) Ardmore, OK Terminal, (v) Catoosa, OK (Frontier) Terminal, (vi) Catoosa, OK (Koch) Terminal, (vii) Muskogee, OK Terminal, and (vii)  Pasco, WA Terminal,  pursuant to which such applicable counterparties formally consent to the Lien of the Mortgage on such Improved Mortgage Property and the encumbrance of such Improved Mortgaged Property pursuant thereto (except with respect to Improved Mortgaged Properties for which the Administrative Agent waives the foregoing requirements in its sole discretion).

    (d)           Within thirty (30) days after the Closing Date (or such later date acceptable to the Administrative Agent in its sole discretion in writing), the Administrative Agent shall have received the certificates representing the shares of Capital Stock of BKEP Management, Inc., together with an undated stock power for such certificate executed in blank by a duly authorized officer of the pledgor thereof.

    (e)            Within ten (10) days of the receipt of an invoice, the Borrower shall have provided to the Administrative Agent evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all charges incurred in connection with clauses (a) through (d), including, without limitation, recording or filing and recording fees, documentary stamp taxes, mortgage taxes, intangibles taxes, reasonable attorneys’ fees, title insurance company coordination fees, and all other fees, charges, costs and expenses reasonably required for the recording of the Mortgages and such financing statements and other ancillary instruments, including, without limitation, the execution and delivery by the Borrower and/or any applicable Group Member of  customary affidavits, certificates, and other information for the payment of any of the above charges (except where the Administrative Agent waives the payment of such charges in its sole discretion).

Schedule 6.10 to Credit Agreement

SCHEDULE 7.2(b)

EXISTING INDEBTEDNESS

Fulfillment of deferred throughput capacity obligations in respect of the arrangement described in the Borrower’s Form 8-K filed with the SEC on September 3, 2010.

Schedule 7.2(b) to Credit Agreement

SCHEDULE 7.3(c)

EXISTING LIENS

Corporate tax liens of record in the Commonwealth of Pennsylvania, Department of Revenue against BKEP Materials, L.L.C. in the aggregate amount of $6,600.

Schedule 7.3(c) to Credit Agreement

SCHEDULE 7.9

TRANSACTIONS WITH AFFILIATES

None.

Schedule 7.9 to Credit Agreement

EXHIBIT A

FORM OF TERM LOAN NOTE

$___________________	_________________, 20__

    FOR VALUE RECEIVED, BLUEKNIGHT ENERGY PARTNERS, L.P., a limited liability company formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to the order of ________________ (together with its successors and assigns permitted by Section 10.6 of the Credit Agreement referenced herein, the “Lender”) at the office of JPMorgan Chase Bank, N.A. as specified in the Credit Agreement, dated as of October 25, 2010, among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent (as defined therein), the Lenders (as defined therein) party thereto from time to time and the other agents party thereto (as may be amended, supplemented or modified from time to time hereafter, the “Agreement;” terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America the principal amount of ______*__ DOLLARS ($____*__) or, if less than such principal amount is outstanding, the aggregate unpaid principal amount of the Term Loan made by the Lender to the undersigned pursuant to Section 2.1 of the Agreement.  Such principal shall be payable on the date or dates specified in Article 2 of, or elsewhere in, the Agreement.  The undersigned further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof at the rates specified in Section 2.12 of the Agreement.  Such interest shall be payable on the dates specified in Section 2.12 of the Agreement.  The date, Type and amount of each Term Loan made by the Lender pursuant to Section 2.1 of the Agreement, each continuation of all or a portion thereof to another Type and the date and amount of each payment of principal with respect thereto shall be endorsed by the holder of this Note on Schedule A annexed hereto, which holder may add additional pages to such Schedule.  No failure to make or error in making any such endorsement as authorized hereby shall affect the validity of the obligations of the Borrower hereunder or the validity of any payment hereof made by the Borrower.

    This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

    Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as more particularly set forth in Section 8.1 of the Agreement.

    THIS NOTE, THE RIGHTS AND OBLIGATIONS OF THE BORROWER UNDER THIS NOTE AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

BLUEKNIGHT ENERGY PARTNERS, L.P.
By:	Blueknight Energy Partners G.P., L.L.C., its general partner

By:
Name:
Title:

* Insert amount of Lender’s Term Commitment

Exhibit A to Credit Agreement

SCHEDULE A

LOANS AND REPAYMENTS

Date	Amount of Loan	Type of Loan	Interest Rate	Amount of Principal Repaid	Notation Made by

Exhibit A to Credit Agreement

EXHIBIT B

FORM OF REVOLVING LOAN NOTE

$___________________	_________________, 20__

    FOR VALUE RECEIVED, BLUEKNIGHT ENERGY PARTNERS, L.P., a limited liability company formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to the order of ________________ (together with its successors and assigns permitted by Section 10.6 of the Credit Agreement referenced herein, the “Lender”) at the office of JPMorgan Chase Bank, N.A. as specified in the Credit Agreement, dated as of October 25, 2010, among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent (as defined therein), the Lenders (as defined therein) party thereto from time to time and the other agents party thereto (as may be amended, supplemented or modified from time to time hereafter, the “Agreement;” terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America the principal amount of ______*__ DOLLARS ($____*__) or, if less than such principal amount is outstanding, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to Section 2.4 of the Agreement.  Such principal shall be payable on the date or dates specified in Article 2 of, or elsewhere in, the Agreement.  The undersigned further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof at the rates specified in Section 2.12 of the Agreement.  Such interest shall be payable on the dates specified in Section 2.12 of the Agreement.  The date, Type and amount of each Revolving Loan made by the Lender pursuant to Section 2.4 of the Agreement, each continuation of all or a portion thereof to another Type and the date and amount of each payment of principal with respect thereto shall be endorsed by the holder of this Note on Schedule A annexed hereto, which holder may add additional pages to such Schedule.  No failure to make or error in making any such endorsement as authorized hereby shall affect the validity of the obligations of the Borrower hereunder or the validity of any payment hereof made by the Borrower.

    This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

    Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as more particularly set forth in Section 8.1 of the Agreement.

    THIS NOTE, THE RIGHTS AND OBLIGATIONS OF THE BORROWER UNDER THIS NOTE AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

BLUEKNIGHT ENERGY PARTNERS, L.P.
By:	Blueknight Energy Partners G.P., L.L.C., its general partner

By:
Name:
Title:

* Insert amount of Lender’s Revolving Commitment

Exhibit B to Credit Agreement

SCHEDULE A

LOANS AND REPAYMENTS

Date	Amount of Loan	Type of Loan	Interest Rate	Amount of Principal Repaid	Notation Made by

Exhibit B to Credit Agreement

EXHIBIT C

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

[See Attached]

Exhibit C to Credit Agreement

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

    This Compliance Certificate is delivered pursuant to Section 6.2(a) of the Credit Agreement, dated as of October 25, 2010 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Borrower”), the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other Agents party thereto.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    The undersigned hereby certifies in his capacity as [   ] of the General Partner, the sole general partner of the Borrower, on behalf of the Borrower, and not in his individual capacity, as follows:

    1. I am the duly elected, qualified and acting [insert title of a Financial Officer of the General Partner] of the General Partner.

    2. The General Partner is the sole general partner of the Borrower.

    3. I have reviewed and am familiar with the contents of this Compliance Certificate.

    4. I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).   I have no knowledge of the existence, as of the date of this Compliance Certificate, of the occurrence and continuation of a Default or Event of Default[, except as set forth below].

    5. Attached hereto as Attachment 2 are the detailed computations necessary to determine whether the Borrower is in compliance with the covenants set forth in Section 7.1 of the Credit Agreement as of the end of the [fiscal quarter][fiscal year] ending [            ], 201__.

    6. Since the date of the most recent report delivered pursuant to clause (a) of Section 6.2 of the Credit Agreement (or, in the case of the first such report so delivered, since the Closing Date) (A) there have been no changes in the jurisdiction of organization of any Loan Party, (B) no Intellectual Property has been acquired by any Loan Party and (C) there are no new Group Members.  [Or, describe any such changes.]

    IN WITNESS WHEREOF, I have executed this Certificate this _____ day of ____, 201__.

Name:
Title:

Exhibit D to Credit Agreement

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Exhibit D to Credit Agreement

Attachment 2

to Compliance Certificate

The information described herein is as of ______ ___, 201__, and pertains to the period from _________, ___, 20__ to ________________ ___, 201__.

[Set forth Covenant Calculations]

Exhibit D to Credit Agreement

EXHIBIT E
FORM OF CLOSING CERTIFICATE

    Pursuant to Section 5.1(i) of the Credit Agreement, dated as of October 25, 2010 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF BORROWER/ GENERAL PARTNER / GUARANTOR] (such entity, the “Certifying Party”) hereby certifies in his/her capacity as [                         ] of the Certifying Party, and not in his/her individual capacity, as follows:

1. The representations and warranties of the Certifying Party set forth in, or pursuant to, each of the Loan Documents in effect as of the Closing Date to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2. ___________________ is the duly elected and qualified [Corporate Secretary] [Assistant Secretary] of the Certifying Party and the signature set forth for such officer below is such officer’s true and genuine signature.

3. No Default or Event of Default has occurred and is continuing as of the date hereof.  [Borrower only]

    The undersigned [Corporate Secretary] [Assistant Secretary] of the Certifying Party certifies in his/her capacity as [                   ] of the Certifying Party, and not in his/her individual capacity, as follows:

4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Party, nor, to my knowledge, has any other event occurred that adversely affects or threatens the continued [corporate/limited liability company/limited partnership] existence of the Certifying Party.

5. The Certifying Party is a [insert type of entity] duly [incorporated / formed], validly existing and in good standing under the laws of the jurisdiction of its organization.

6. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the [board of directors/equivalent body] of the Certifying Party on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only resolutions of the Certifying Party now in force expressly relating to or affecting the transactions between the Certifying Party and the Lenders and Agents, as contemplated by the Credit Agreement.

7. Attached hereto as Annex 2 is a true and complete copy of the [By-Laws][Operating Agreement][Borrower Partnership Agreement][the Convertible Debenture - Borrower only] of the Certifying Party as in effect on the date hereof.

8. Attached hereto as Annex 3 is a true and complete copy of the [Certificate of Incorporation] [Certificate of Formation][Certificate of Limited Partnership] of the Certifying Party as in effect on the date hereof.

Exhibit E to Credit Agreement

9. The persons set forth in Annex 4 attached hereto are now duly elected or appointed and qualified officers of the Certifying Party holding the offices indicated next to their respective names, and the signatures appearing opposite their respective names are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Party each of the Loan Documents to which it is a party on the date hereof and from time to time and any certificate or other document to be delivered by the Certifying Party pursuant to the Loan Documents to which it is a party on the date hereof and from time to time.

10. Attached hereto as Annex 5 are true and complete copies of certificates of good standing issued by the Secretary of State of the state of formation of the Certifying Party.

Exhibit E to Credit Agreement

    IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

_______________________________	____________________________________
Name:	Name:
Title:	Title:	[Corporate Secretary]
[Assistant Secretary]
Date: _______________, 2010

Exhibit E to Credit Agreement

Annex 1
To Closing Certificate

[ATTACH RESOLUTIONS]

Exhibit E to Credit Agreement

Annex 2
To Closing Certificate

Attach [By-Laws][Operating Agreement][Partnership Agreement]]

Exhibit E to Credit Agreement

Annex 3
To Closing Certificate

[Attach Certified Copy of [Certificate of Incorporation] [Certificate of Formation][Certificate of Limited Partnership]]

Exhibit E to Credit Agreement

Annex 4
To Closing Certificate

Incumbency Certificate

Name	Office	Signature

Exhibit E to Credit Agreement

Annex 5
To Closing Certificate

[Attach Copy of Certificate of Good Standing]

Exhibit E to Credit Agreement

EXHIBIT F
FORM OF MORTGAGE

[See Attached]

Exhibit F to Credit Agreement

EXHIBIT G
FORM OF ASSIGNMENT AND ASSUMPTION

    Reference is made to the Credit Agreement, dated as of October 25, 2010 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto from time to time, the Issuing Lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the credit facility set forth on Schedule 1 hereto, in a principal amount as set forth on Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) represents and warrants that it does not bear a relationship to the Borrower as described in Section 108(e)(4) of the Code; (c) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (d) agrees that it will, independently and without reliance upon the Assignor, the Agents or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including its obligation pursuant to Section 2.17(f) of the Credit Agreement.

Exhibit G to Credit Agreement

4. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”).  Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

1IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Exhibit G to Credit Agreement

Schedule 1
to Assignment and Assumption with respect to

the Credit Agreement, dated as of October 25, 2010 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned
[Revolving][Term] Facility	$__________	_____.__________%

[Name of Assignee]		[Name of Assignor]

By:	______________________________	By:	______________________________
Name:		Name:
Title:		Title:

Accepted for Recordation in the Register:		Required Consents (if needed):

_________________________________, as		Blueknight Energy Partners, L.P.
Administrative Agent

By:	______________________________	By: Blueknight Energy Partners G.P., L.L.C.,
Name:			its general partner
Title:
		By:	______________________________
Name:
Title:

_________________________________, as
Administrative Agent

		By:	______________________________
Name:
Title:

_________________________________, as
Issuing Lender

		By:	______________________________
Name:
Title:

1 Insert additional signature blocks for any additional Issuing Lenders.

Exhibit G to Credit Agreement

EXHIBIT H
FORM OF LEGAL OPINION OF BAKER BOTTS L.L.P.

[See Attached]

Exhibit H to Credit Agreement

EXHIBIT I
FORM OF BORROWING REQUEST

[JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below
270 Park Avenue
New York, NY 10017]

    Attention: [            ]

[Date]

    Ladies and Gentlemen:

    Reference is made to the Credit Agreement, dated as of October 25, 2010 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Borrower”), the Lenders party thereto from time to time, the Issuing Lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.  The Borrower hereby requests a borrowing of Loans under the Credit Agreement, and pursuant to Section 2.2 or Section 2.5 of the Credit Agreement the Borrower specifies the following information with respect to the borrowing of Loans requested hereby:

       (A) Aggregate principal amount of the requested borrowing2:____________________

       (B) Requested borrowing is to be [Revolving][Term] Loans

       (C) Type of Loan3 or combination thereof:_____________________

       (D)  Borrowing Date (which is a Business Day):___________________

       (E) [In the case of Eurodollar Loans, the initial Interest Period4:_________________________]

       (F) The Total Revolving Extensions of Credit, both before and after giving effect to this Borrowing Request will not exceed the Total Revolving Commitments.

       (G)  Location and number of Borrower’s account to which proceeds of borrowings are to be disbursed:______________________

    The undersigned certifies that he/she is the [                ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.

2           In the case of Eurodollar Loans, not less than $5,000,000 and an integral multiple of $1,000,000 in excess thereof; in the case of ABR Loans, not less than $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount).

3           Eurodollar Loans or ABR Loans.

4           Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

Exhibit I to Credit Agreement

    The Borrower represents and warrants, that (i) the representations and warranties made by it in the Credit Agreement are true and correct in all material respects, before and after giving effect to the Loans requested hereunder, on and as of the date hereof, as if such representations and warranties were made on and as of such date, except to the extent any such representation and warranty relates to a specified prior date, in which case such representation and warranty is true and correct in all material respects as of such specified date), and (ii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the Loans requested hereunder.

    The Borrower hereby certifies that as of the date hereof, after giving effect to this Borrowing Request the total Revolving Extensions of Credit does not exceed the total Revolving Commitments.

Very truly yours,

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	Blueknight Energy Partners G.P., L.L.C., its general partner

By:
Name:
Title:

Exhibit I to Credit Agreement

EXHIBIT J

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That For U.S. Federal Tax Purposes Are Not (i) Partnerships or (ii) Disregarded Entities Whose Tax Owner is a Partnership)

    Reference is hereby made to the Credit Agreement, dated as of October 25, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto from time to time, the Issuing Lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

    Pursuant to the provisions of Section 2.17(f) of the Credit Agreement, the undersigned (or if Lender is a disregarded entity for U.S. federal tax purposes, Lender’s tax owner (“Tax Owner”)) hereby certifies that (i)  Lender is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) Lender (or its Tax Owner) is the sole beneficial owner of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (ii) Lender (or its Tax Owner) is not a (A) bank within the meaning of Section 881(c)(3)(A) of the Code, (B) ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (iii) the interest payments in question are not effectively connected with the undersigned's (or its Tax Owner’s) conduct of a U.S. trade or business.

    The undersigned (or its Tax Owner) has furnished the Administrative Agent and the Borrower with two (2) duly completed and executed original certificates of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:	______________________________________
Name:
	Title:	[Tax Owner, if Lender is a disregarded entity]

Date: ________ __, 201[  ]

Exhibit J to Credit Agreement

EXHIBIT J-2

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That For U.S. Federal Tax Purposes Are (i) Partnerships, or (ii) Disregarded Entities Whose Tax Owner is a Partnership)

    Reference is hereby made to the Credit Agreement, dated as of October 25, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto from time to time, the Issuing Lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

    Pursuant to the provisions of Section 2.17(f) of the Credit Agreement, the undersigned (or, if Lender is a disregarded entity for U.S. federal tax purposes, Lender’s tax owner (“Tax Owner”)) hereby certifies that (i) Lender is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) Lender’s (or its Tax Owner’s) partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned (or its Tax Owner) nor any of its (or its Tax Owner’s) partners/members is a (A) bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (B) ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (iv) the interest payments in question are not effectively connected with the undersigned's (or its Tax Owner’s) or its (or its Tax Owner’s) partners/members' conduct of a U.S. trade or business.

    The undersigned (or its Tax Owner) has furnished the Administrative Agent and the Borrower with two (2) duly completed and executed original IRS Forms W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:	______________________________________
Name:
	Title:	[Tax Owner, if Lender is a disregarded entity]

Date:_____________,201[_]

Exhibit J-2 to Credit Agreement

EXHIBIT J-3

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That For U.S. Federal Income Tax Purposes Are Not (i) Partnerships or (ii) Disregarded Entities Whose Tax Owner is a Partnership)

    Reference is hereby made to the Credit Agreement, dated as of October 25, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto from time to time, the Issuing Lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

    Pursuant to the provisions of Section 2.17(f) of the Credit Agreement, the undersigned (or if Participant is a disregarded entity for U.S. federal tax purposes, Participant’s tax owner (“Tax Owner”)) hereby certifies that (i) Participant is the sole record owner of the participation in respect of which it is providing this certificate, (ii) Participant (or its Tax Owner) is the sole beneficial owner of such participation(s), (iii) Participant (or its Tax Owner) is not a (A) bank within the meaning of Section 881(c)(3)(A) of the Code, (B) ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (iii) the interest payments in question are not effectively connected with the undersigned's (or its Tax Owner’s) conduct of a U.S. trade or business.

    The undersigned (or its Tax Owner) has furnished its participating Lender with two (2) duly completed and executed original certificates of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:	______________________________________
Name:
	Title:	[Tax Owner, if Lender is a disregarded entity]

Date: ________ __, 201[  ]

Exhibit J-3 to Credit Agreement

EXHIBIT J-4

FORM OF U.S. TAX CERTIFICATE

 (For Non-U.S. Participants That For U.S. Federal Tax Purposes Are (i) Partnerships or (ii) Disregarded Entities Whose Tax Owner is a Partnership )

    Reference is hereby made to the Credit Agreement, dated as of October 25, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Blueknight Energy Partners, L.P. (the “Borrower”), the Lenders party thereto from time to time, the Issuing Lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

    Pursuant to the provisions of Section 2.17(f) of the Credit Agreement, the undersigned (or if Participant is a disregarded entity for U.S. federal tax purposes, Participant’s tax owner (“Tax Owner”)) hereby certifies that (i) Participant is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its (or its Tax Owner’s) partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned (or its Tax Owner) nor any of its (or its Tax Owner’s) partners/members is a (A) bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (B) ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (iv) the interest payments in question are not effectively connected with the undersigned's (or its Tax Owner’s) or its (or its Tax Owner’s) partners/members' conduct of a U.S. trade or business.

       The undersigned (or its Tax Owner) has furnished its participating Lender with two (2) duly completed and executed original IRS Forms W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:	______________________________________
Name:
	Title:	[Tax Owner, if Lender is a disregarded entity]

Date: ________ __, 201[  ]

Exhibit J-4 to Credit Agreement